As filed with the Securities and Exchange Commission on December 7, 2004

______________________________________________________________________________________________________________

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

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HMB ACCEPTANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2-1116280 (I.R.S. Employer Identification No.)

2002 Summit Blvd., Suite 100

Atlanta, Georgia 30319

               (404) 497-1000

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Charles W. McGuire, Esq.

HMB Acceptance Corp.

2002 Summit Blvd., Suite 100

Atlanta, Georgia  30319

(404) 497-1000

(Name, address, including zip code and telephone number,

including area code, of agent for service)

___________

Copies to:

Edward E. Gainor, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4137

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

___________

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$1,000,000.00	$126.70

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

_________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a base Prospectus relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The Prospectus contemplates the securitization of assets which may include one or more mortgage pools containing mortgage loans or participation interests in mortgage loans, including loans secured by one- to four-family residential properties, shares in a cooperative corporation and unimproved land.

This Registration Statement also contains five forms of prospectus supplement with respect to the Prospectus.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to Completion, December 7, 2004

Asset-Backed Notes/Asset-Backed Certificates

(Issuable in Series)

HMB ACCEPTANCE CORP.

Depositor

The Trusts:

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may periodically issue asset-backed notes or asset-backed pass-through certificates, in each case in one or more series with one or more classes; and

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will be established from time to time as separate trusts to hold assets transferred to a trust by HMB Acceptance Corp. in connection with each series of securities.  These assets may include:

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mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one-to four-family residential properties, shares in a cooperative corporation or unimproved land;

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mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

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asset-backed securities backed by assets of the type described in this prospectus; and

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other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

The assets in your trust will be specified in the prospectus supplement for your securities.  The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

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will be offered for sale pursuant to a prospectus supplement;

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will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

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will have the benefit of one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December ___, 2004

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement.  The securities of a series will be non-recourse obligations of the trust.  Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee.  In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of (including any combination of):

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mortgage loans secured by properties of the types described in this prospectus;

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asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus supplement;

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amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

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amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

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mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

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any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

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any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

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any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

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any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

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investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

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any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the “retained interest”).  Therefore, amounts received with respect to retained interest in a mortgage loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

The “Primary Assets” in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

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mortgage loans;

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Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as “Agency Securities;” and

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securities representing a fractional, undivided interest in or secured by Primary Assets (“Non-Agency Securities”).

For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as “Underlying Securities.”

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

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conventional one- to four-family residential, first and/or junior lien mortgage loans;

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cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

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mortgage loans secured by unimproved land;

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mortgage loans insured by the FHA or partially guaranteed by the VA;

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closed-end and/or revolving home equity loans or specified balances thereof that are secured by first lien or junior lien mortgages primarily on single family properties that may be subordinated to other mortgages on the same mortgaged property (“home equity loans”); or

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any combination of the foregoing.

The mortgage loans will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor.  Mortgage loans may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower and, in the case of a condominium, may include a proportionate undivided interest in areas and facilities designated for the common use of condominium owners.  See “Certain Legal Assets of Mortgage Loans – Types of Mortgaged Property.  In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors.  A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

Single family property will consist of one-to four-family residential dwelling units including single family detached homes, modular homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement.  Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common).  The mortgaged properties may include investment properties and vacation and second homes.  If specified in the applicable prospectus supplement, mortgaged properties may be located in any state or territory of the United States or outside of the United States, and the related mortgage notes may be denominated in foreign currencies.  Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates.  Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan.  Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid.  See “Yield and Prepayment Considerations” in this prospectus.  In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time.  The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances.  If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option.  The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers.  Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans.  VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended.  FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool.  The related prospectus supplement will also contain information, to the extent material to investors, as to:

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the total principal balance of the mortgage loans as of the applicable cut-off date;

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the types of mortgaged properties securing the mortgage loans;

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the range of original terms to maturity of the mortgage loans;

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the range of principal balances and average principal balance of the mortgage loans;

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the earliest origination date and latest maturity date of the mortgage loans;

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mortgage loans having loan-to-value ratios at origination exceeding 80%;

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the interest rate or range of interest rates borne by the mortgage loans;

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the geographical distribution of the mortgage loans;

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the total principal balance of buydown loans or GPM loans, if applicable;

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the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

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the delinquency status of the mortgage loans as of the cut-off date;

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with respect to adjustable-rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

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whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of Mortgage Loans — Cooperatives” in this prospectus.  To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series.  The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services.  References made herein to servicing agreements shall mean the applicable pooling and servicing agreement in each case where servicing provisions have been included therein. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans.  HomeBanc Corp. or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust.  The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Mortgage Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus supplement.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.  As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans.  Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans.  If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments.  In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.  Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”).  The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement.  In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund.  Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”).  GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time.  If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”).  In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales.  The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest.  The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower.  Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events.  Maturity events will generally include:

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the death of the borrower, or the last living of two co-borrowers;

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the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

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the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

As more fully described in the related prospectus supplement, interest on each revolving credit line home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the home equity loan. Principal amounts on the revolving credit line home equity loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line home equity loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line home equity loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line home equity loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line home equity loans. The amounts of draws and payments on the revolving credit line home equity loans will usually differ each day. The full principal amount of a closed-end home equity loan is advanced at origination of the home equity loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the home equity loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its home equity loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the home equity loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line home equity loan or a closed-end home equity loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the home equity loan or, in some cases, the interest-only payment option may be available for the entire term of the mortgage loan up until its maturity, resulting in an obligation of the borrower to make a balloon payment on the maturity date.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Unless specified in the related prospectus supplement, neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly owned corporate instrumentality of the United States, which operates under the supervision of the United States Department of Housing and Urban Development.  Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection."  In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans.  Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans.  Each mortgage loan is secured by a one-to four-family or multifamily residential property.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer.  Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years).  Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate.  If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes.  The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due.  The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate.  Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans.  No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks.  Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.  Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement.  A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group.  Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate,  whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates.  guarantee the timely payment of scheduled principal.  Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.  Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.   In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller.  Freddie Mac is required to remit each registered Freddie Mac securityholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.  Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate.  Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.  Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.  Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate.  Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses.  Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate.  Under this option Fannie Mae assumes the entire risk for foreclosure losses.  If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered.  The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States.  Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month.  Distributions on Fannie Mae certificates issued in book-entry form will be made by wire.  Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement.  The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.  The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement.  If so specified, a combination of different types of Agency Securities may be held in a trust.

Non-Agency Securities

Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans.  Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may be an affiliate of the depositor.  The obligations of the sponsor of Non-Agency Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust.  The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements.  Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement.  The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer.  The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features.  The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

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the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

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certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

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the payment features of the underlying loans,

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the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the loans, and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination;

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maximum original term-to-stated maturity of the Non-Agency Securities;

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the weighted average term-to stated maturity of the Non-Agency Securities;

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the interest rates of the Non-Agency Securities;

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the weighted average interest rate of the Non-Agency Securities;

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the issuer of Non-Agency Securities;

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certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

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the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

Non-Agency Securities included in the trust for a series of securities that were issued by an issuer of Non-Agency Securities that is not affiliated with the depositor must, if issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), be acquired in bona fide secondary market transactions, and must either have been previously registered under the Securities Act or, if not registered, have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

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the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

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the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust.  The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of mortgage loans to the depositor will make certain representations and warranties as to each mortgage loan, including representations and warranties to the effect that:

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the information on the applicable mortgage loan schedule is correct;

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the seller has good title to the mortgage loan;

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the seller is transferring the mortgage loan free of any liens;

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the mortgage loan was originated in accordance with applicable law;

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the related mortgage or security agreement creates a valid lien on the collateral securing the mortgage loan;

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the mortgage loan and the related mortgage or security agreement are enforceable;

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there is no default under the loan other than, if applicable, delinquency in payment; and

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if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

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the seller has good title to the Underlying Securities; and

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the seller is transferring the Underlying Securities free of any liens.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such mortgage loan.  However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

The Depositor

HMB Acceptance Corp., a Delaware corporation, was organized on May 5, 2004 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities.  The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of HomeBanc Corp.  The principal executive offices of the depositor are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319.  Its telephone number is (404) 303-4000.

HomeBanc Corp. and HomeBanc Mortgage Corporation

HomeBanc Corp. is a Georgia corporation that owns 100% of the outstanding stock of HomeBanc Mortgage Corporation, or “HBMC,” a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc Corp. has elected to be taxed as a real estate investment trust, or “REIT,” and is self-managed and self-advised. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Mortgage Loans

Origination and Acquisition of Mortgage Loans

The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers, including HBMC. The discussion below under “Underwriting Process” is a general summary description of underwriting standards that may be applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer several different underwriting programs. Some programs place more emphasis on a borrower’s credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

In general, where a mortgage loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

After all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors as low loan-to-value ratios or other favorable credit factors exist.

In many cases, underwriting procedures are less thorough than the summary description above or differ in other ways. “Limited documentation,” “stated income documentation” and “no documentation” underwriting programs require less documentary support and fewer, or no, verification procedures for a borrower’s income and assets.

Certain of the types of mortgage loans that may be included in a trust may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.  References in this prospectus to “master servicer” under an agreement are intended to refer to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise.  Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements.  The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property.  However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements.  Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

HomeBanc Corp. or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to mortgage loans included in a trust.  These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related mortgage loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements.  A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture.  See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•

accrue interest based on a variable or adjustable rate;

•

provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•

be entitled to payments of principal but not to any payments of interest;

•

be entitled to payments of interest but not to any payments of principal;

•

be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

•

be entitled to a greater percentage of principal on the mortgage loans underlying or comprising the Primary Assets for the series than the percentage of interest on the mortgage loans to which the securities are entitled;

•

not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•

be entitled to payments of principal in accordance with a schedule;

•

be entitled to payments of interest for a specified period of time;

•

be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

•

be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

•

have other payment characteristics, as described in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement.  The classes of securities of a series may be issued in U.S. dollars or any foreign currency. The specific terms of any security denominated in a foreign currency will be described in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge.  The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement.  See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement.  Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement.  Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement.  Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement.  The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments as specified in the related prospectus supplement.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis.  Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date.  In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests.  However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement).  The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement.  See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary as specified in the related prospectus supplement.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi class series”).  For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets.  This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets.  Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero).  Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of securities to receive current distributions.  See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement.  On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security.  On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

A multi-class series may include one or more classes of floating rate securities.  The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement.  For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity.  The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•

call protection for any class of securities of a series;

•

a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•

certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”).  Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstrem and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.”  Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in United States dollars or in certain foreign currencies.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation.  The cooperative corporation establishes policy for Euroclear on behalf of its participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security.  Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements.  Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose.  In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants.  While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules.  Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures.  Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.  If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.”  The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series.  Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date.  The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement.  A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls.  In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement.  The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans evidenced by each series specified in the prospectus supplement for that series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities.  The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit.  The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans in the related pool or the repurchase of all mortgage loans in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.  On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•

the remaining amount available under the letter of credit; and

•

the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan.  Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan.  The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust.  If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions.  In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.”  If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority.  If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the mortgage loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or on the loans underlying the related Non-Agency Securities.  The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.  This disproportionate distribution of prepayments of principal on the related mortgage loans or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.  Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date.  To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Interest Rate Caps and Swaps; Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap.  Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time.  Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated.  If a trust is party to both a cap and floor agreement, the counterparties may be different.  The counterparty under a floor agreement may be an affiliate of the depositor.

The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Mortgage Loan Purchase Obligations and Options

Some of the mortgage loans and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation or a purchase option.  The terms and conditions of each purchase obligation and/or purchase option, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement.  A purchase obligation or purchase option with respect to mortgage loans may apply to the related mortgage loans or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  Each purchase obligation or purchase option with respect to mortgage loans will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person.  Other purchase obligations and purchase options may be payable to the trustee or directly to the holders of the securities to which the obligations or options relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series.  The reserve fund for a series may or may not be included in the trust for that series.  The reserve fund for each series will be created by the depositor and will be funded by:

•

the retention by the servicer of certain payments on the mortgage loans;

•

the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•

an initial deposit;

•

any combination of the foregoing; or

•

some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans, and/or on the mortgage loans in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund.  After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount.  The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class.  The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time.  The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise.  A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below.  If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•

the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•

the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans when amounts on deposit in the reserve fund are less than the required amount.  If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)

to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)

to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)

to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series will be invested as provided in the related agreements.  The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party.  Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement.  Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements.  In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Insurance

To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan will be covered by a standard hazard insurance policy and other insurance policies.  Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement.  In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement.  The most common forms of insurance are described below.  The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each single family mortgage loan for which the seller’s underwriting guidelines requires such insurance. The master servicer or the applicable servicer will be required to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy.  Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination.  Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination or 80% of the current value as supported by a current appraisal acceptable to the servicer.  Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans.  A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•

hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•

amounts expended but not approved by the primary mortgage insurer;

•

claim payments previously made by the primary mortgage insurer; and

•

unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1)

advance or discharge:

(A)

all hazard insurance premiums; and

(B)

as necessary and approved in advance by the primary mortgage insurer:

•

real estate property taxes;

•

all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•

property sales expenses;

•

any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•

foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)

in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)

tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)

no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)

written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)

the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)

the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)

the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)

the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Mortgage Loans — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions.  The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•

the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•

the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit.  Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related trust from the insurer named in the prospectus supplement.  The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the mortgage loans in the related trust will be obtained from the insurer named in the prospectus supplement.  Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers may be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•

homeowner mobility;

•

economic conditions;

•

changes in borrowers’ housing needs;

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job transfers;

•

unemployment;

•

borrowers’ equity in the properties securing the mortgages;

•

servicing decisions;

•

enforceability of due-on-sale clauses;

•

mortgage market interest rates;

•

mortgage recording taxes;

•

solicitations and the availability of mortgage funds; and

•

the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date.  The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans.  Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan.  This assumption would have the effect of extending the average life of the mortgage loan.  FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreement — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Mortgage Loans” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.  The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”).  Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement.  A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement.  In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series.  In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series.  In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements.  In some cases, provisions regarding the servicing of mortgage loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement.  Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee.  The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the mortgage loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date.  The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the mortgage loans.  Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement.  The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System.  For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form.  With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office.  Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.  In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents.  If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan.  This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document.  If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders.  The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in the related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Agency and Non-Agency Securities

Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement.  Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement.  The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate.  In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

In connection with the assignment of Underlying Securities to the trustee, the depositor or seller will make certain limited representations and warranties in the related agreements as to, among other things, its ownership of the Underlying Securities.  In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities , the depositor or seller will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified)  to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities.  The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.  Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

The applicable prospectus supplement will describe the characteristics of the mortgage loans underlying the Underlying Securities.

If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or seller may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust.  The required characteristics or any such substitute Underlying Securities and any additional restrictions relating to the substitution of Underlying Securities will be set forth in the related prospectus supplement.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement.  If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the mortgage loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement.  Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below.  In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”).  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss.  These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

A servicer will have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis.  See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may, but is not required to be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account.  The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts.  Alternatively, in lieu of establishing an escrow account, the servicer may, but will not be required to procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer.  The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

•

to withdraw amounts deposited in error;

•

to make distributions of retained interest to any retained interest holder;

•

if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

•

to reimburse itself or a servicer for outstanding Advances;

•

to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

•

to pay itself the master servicing fee;

•

to reimburse itself and other parties for expenses;

•

to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

•

to make such other payments as are provided for in the pooling and servicing agreement;

•

to remit amounts to the trustee; and

•

to clear and terminate the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made.  If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less.  Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired.  Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account.  Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit.  This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement.  Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance.  Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan.  See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan.  This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “the insured,” under each primary mortgage insurance policy.  The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies.  See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of mortgage loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the mortgage loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders.  In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy.  In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower.  Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note.  See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency.  To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount.  Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.”  If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments.  We refer to these FHA and VA mortgage loans as full recourse mortgage loans.

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date.  The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below.  In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement.  If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above.  Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise.  However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related mortgage loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted mortgage loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer’s performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement.  The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer’s certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement.  This may be a monthly fee calculated as a fixed percentage on the principal balance of the mortgage loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the mortgage loans serviced by it.  A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement.  If an affiliate of the depositor owns the servicing rights relating to particular mortgage loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement  and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder.  This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Master Servicer

The master servicer under each agreement will be named in the related prospectus supplement. The entity acting as master servicer under each agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus supplement to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of  66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

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change the amount of, or delay the timing of, payments on any note;

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alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

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reduce the proportion of notes required to consent to a supplemental indenture; or

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permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

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a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the “highest priority class”);

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a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

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a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

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any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the mortgage loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee is prohibited from selling the mortgage loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the mortgage loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture.  In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

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such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

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the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

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such holder or holders have offered the indenture trustee reasonable indemnity;

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the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

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no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

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so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

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except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series (other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

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permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

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permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

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take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

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issuing notes pursuant to an indenture and to conducting an offering of the notes;

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issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

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acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the trust’s obligations under the notes;

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entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

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entering into any applicable interest rate cap or swap agreements;

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such other purposes as are described in the applicable prospectus supplement;

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engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

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the amount of the distribution with respect to each class of securities;

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the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

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the amount of such distributions allocable to interest;

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the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

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the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

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the purchase price deposited into the collection account with respect to any mortgage loan;

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the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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the pool balance as of such distribution;

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any applied loss amount for any class of securities;

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the amount of any basis risk shortfall with respect to any class of securities;

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the overcollateralization amount for such distribution date;

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the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

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the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

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such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement.  In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.  In the case of foreign currency securities, one or more paying agents may be appointed in the appropriate countries.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature.  Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage:  the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender.  In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan.  As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust.  The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year.  In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 case under the United States Bankruptcy Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located.  If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known.  If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

Under Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property.  The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale.  This payment would reduce the amount of liquidation proceeds available to satisfy a defaulted mortgage loan, and may increase the amount of any realized loss on such a loan.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and consequences thereof caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien.  Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property.  In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage.  As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances.  The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case.  Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents.  Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease.  If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition.  In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease.  Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest.  To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Both the House of Representatives and the Senate have passed major bankruptcy reform bills.  The two bills contain certain inconsistencies and, as of the date of this prospectus, lawmakers have not resolved these differences through the conference process.  It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted.  Each of the bills contains provisions that could adversely affect the value of the mortgage loans.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

Due-on-Sale Clauses

The enforceability of due-on-sale clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the seller or sellers or any of their respective affiliates have made such evaluations prior to the origination of the mortgage loans, nor does the depositor, the seller or sellers or their respective affiliates require that such evaluations be made by originators who have sold the mortgage loans to a seller. Neither the depositor nor any seller is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. None of the depositor, the seller or sellers or the master servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the a seller authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

Servicemembers Relief Act

Under the terms of the Servicemembers Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender.  Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law.  Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter.  Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question.  Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium.  A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below.  To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment.  Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended.  FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage.  These programs generally limit the principal balance of the mortgage loans insured.  Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%.  Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD.  With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings.  Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower.  Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date.  In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD).  With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements.  In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee.  The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions.  To date, however, HUD has not adopted implementing regulations.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest.  As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan.  Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders.  The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process.  When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan.  The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan.  At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months.  Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”).  In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property.  The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”).  In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above.  As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

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REMIC securities;

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust securities issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “—Special Tax Attributes,” “—Backup Withholding” and “—Reportable Transactions” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.”  REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual security before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July  18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates.  Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above.  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transaction

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State And Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan:  PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if HomeBanc Corp., the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met.  Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)

at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. (each a “rating agency” as defined herein);

(2)

the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” includes HomeBanc Corp., the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)

the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, certain mortgage-backed or asset-backed securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

 (4)

the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, Agency Securities or Non-Agency Securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(5)

the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(6)

the mortgage loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(7)

the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(8)

the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(9)

the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(10)

the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(11)

the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

(12)

assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both:  (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated.  The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)

not subordinated to the rights and interests evidenced by securities of the same trust;

(2)

such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)

any mortgage loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)

is denominated in U.S. dollars;

(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.

A “qualified plan investor” is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)

a “qualified professional asset manager” (“QPAM”) under PTCE 84 14;

(2)

an “in-house asset manager” under PTCE 96 23; or

(3)

has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

(1)

it is denominated in U.S. dollars;

(2)

it pays an Allowable Interest Rate;

(3)

it is not Leveraged;

(4)

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

it is entered into between the trust and an eligible counterparty and

(6)

it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the mortgage loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)

the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)

all mortgage loans transferred after the closing date (referred to here as “additional mortgage loans”) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by the rating agency;

(3)

the transfer of such additional mortgage loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

(4)

solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the mortgage loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the mortgage loans which were transferred to the trust on the closing date;

(5)

either:  (i) the characteristics of the additional mortgage loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred as of the closing date;

(6)

the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)

amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional mortgage loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency; and

(8)

certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)

in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)

the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)

immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)

the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities.  Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan.  In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available.  Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.  One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•

conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•

conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features.  One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.”  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement.  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission.  The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:  Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Reports to Securityholders

Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under “The Agreements — Reports to Securityholders” in this prospectus.  These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Legal Department, HMB Acceptance Corp.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets.  These ratings address such factors as:

•

structural and legal aspects associated with the securities;

•

the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•

the credit quality of the credit enhancer or guarantor, if any.

•

Ratings on the securities do not, however, constitute a statement regarding:

•

the likelihood of principal prepayments by borrowers;

•

the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•

whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

1986 Act

100

accrual class

101

acquisition premium

102

additional mortgage loans

132

Advances

63

AFR

96

Agency Securities

2

agreements

53

Allowable Interest Rate

129

Allowable Notional Amount

129

applied loss amount

36

Asset Conservation Act

89

Asset Group

1

Bankruptcy Code

83

basis risk shortfalls

25

Beneficial Owner

28

Benefit Plan

124

book-entry securities

24

buydown

95

buydown loans

7

CERCLA

88

clearing agency

29

clearing corporation

29

Clearstream

28

Code

96

coinsurance

44

collection account

59

condominium form

93

constant yield election

104

cooperative corporation

30

credit limit

77

Debt Securities

100

debt service reduction

85

deficient valuation

85

definitive securities

24

delinquency advance

62

distribution account

59

DOL

125

DTC

28

electing large partnership

111

eligible counterparty

129

eligible Swap

129

eligible yield supplement agreement

131

ERISA

124

Euroclear

28

Euroclear Operator

30

European Depositaries

30

excess inclusion

114

Exchange Act

29

Exemption

126

FHA

5

FHA/VA Claim Proceeds

93

Foreign Person

96

full recourse mortgage loans

63

future advance

77

GPM fund

8

GPM loans

7

Grantor Trust

99

Grantor Trust Certificates

99

hazardous substances

89

highest priority class

69

holdback loans

5

home equity loans

3

indenture default

69

indirect participants

29

inducement fees

110

in-house asset manager

130

interest rate

26

IRS

96

Leveraged

130

LIBOR

37

market discount bond

103

master servicer

22

master servicer event of default

65

mortgage notes

3

multi class series

26

National Housing Act

93

NCUA

90

No-Bid

95

Non-Agency Securities

2

noneconomic

111

non-pro rata security

104

Non-ratings dependent Swaps

131

notional

37

obligatory

77

offered securities

24

OID

100

OID Regulations

100

optional

77

outside reserve fund

98

outstanding balance

85

PAC Method

101

partially disbursed loans

5

participants

28

parties in interest

125

Partner Certificates

99

pass through entity

111

Plan Assets Regulation

125

pooling and servicing agreement

53

Pre-Funding Account

131

Pre-Funding Limit

132

Primary Assets

2

prohibited transaction

98

PTCEs

126

QPAM

130

qualified mortgages

122

qualified plan investor

129

Qualified Stated Interest

100

qualifying liquidation

52

rating agency

27

ratings dependent Swaps

130

RCRA

89

real estate assets

122

real estate investment trust

99

regular interests

97

Reigle Act

91

REIT

99

Relevant Depositary

30

Relief Act

90

Relief Act shortfalls

90

REMIC regular security

97

REMIC residual certificate

98

REO property

58

residual interests

97

Residual Owner

98

Restricted Group

127

retained interest

2

Rules

31

sale agreement

53

SBJPA of 1996

122

securities

23

Securities Act

18

Security Owner

96

securityholder

30

senior securities

27

servicer

22

servicing account

65

servicing advances

63

servicing fee

65

servicing rights owners

23

Similar Law

125

SMMEA

134

Standard Certificates

115

Stripped Bond Rules

116

stripped bonds

116

Stripped Certificates

115

subordinate securities

27

super-premium class

101

Swap

129

Swap Agreement

129

tax matters person

114

Terms and Conditions

30

Tiered REMICs

122

TILA

91

Title V

91

Title VIII

90

Trust Indenture Act

69

U.S. Person

97

Underlying Securities

2

Underwriter Exemptions

126

VA

5

withholding agent

106

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, ________________, 2005

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [             ])

$[                  ] (Approximate)

HOMEBANC MORTGAGE TRUST [               ]

[Mortgage-] [Asset-] Backed Certificates

[                    ],

[Master Servicer]

[HOMEBANC CORP.],

Servicer

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index of Defined Terms beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates (1):
Class	Class Principal Amount (2)	Interest Rate (3)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

  ________________

(1)

[In general, interest and principal payable on any distribution date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B certificates, in that order.]

(2)

These amounts are approximate, as described in this prospectus supplement.

(3)

The interest rate for each class of certificates will be [to be described as applicable].

[The Trust will also issue class [   ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the class [   ] certificates or the [REMIC residual certificates].

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                       ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The certificates offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these certificates will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered certificates to the public.]

[Underwriters]

The date of this prospectus supplement is ________________, 2005

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Summary of Terms	S-3
Risk Factors	S-8
Limited Obligations	S-8
Potential Inadequacy of Credit Enhancement	S-8
Unpredictability and Effect of Prepayments	S-11
Geographic Concentration of Mortgage Loans	S-11
Limited Ability to Resell Certificates	S-13
Description of the Certificates	S-15
General	S-15
Book Entry Registration	S-16
Priority of Distributions	S-17
Distributions of Interest	S-17
Distributions of Principal	S-19
Available Distribution Amount	S-20
Credit Enhancement	S-21
[The Residual Certificate	S-21
[Allocation of Realized Losses	S-22
Final Scheduled Distribution Date	S-24
The Trustee	S-24
Description of the Mortgage Loans	S-24
General	S-24
[Certain Mortgaged Properties Securing Mortgage Loans	S-26
[The Fixed Rate Mortgage Loans	S-26
[The Adjustable Rate Mortgage Loans	S-26
[Primary Mortgage Insurance	S-27
Changes in the Mortgage Loans	S-27
Underwriting Guidelines	S-27
Servicing of the Mortgage Loans	S-27
The Servicer[s]	S-27
Prepayment Interest Shortfalls	S-29
Advances	S-29
The Pooling and Servicing Agreement	S-30
General	S-30
Certain Matters Under the Pooling and Servicing Agreement	S-30
Servicing Compensation and Payment of Expenses	S-31
Amendment	S-32
Voting Rights	S-32
Early Termination	S-32
Certain Yield and Prepayment Considerations	S-33
General	S-33
Yield Considerations Related to the Class [ ] Certificates	S-36
Subordinate Certificates	S-37
Modeling Assumptions	S-38
Material Federal Income Tax Considerations	S-41
General	S-41
[Residual Certificates	S-41
Legal Investment Considerations	S-42
Underwriting	S-42
ERISA Considerations	S-43
Legal Matters	S-43
Ratings	S-43
Index of Defined Terms	S-45
Annex A Global Clearance, Settlement and Tax Documentation Procedures	S-1
Annex B Mortgage Loan Characteristics	S-7

Summary of Terms

●

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

●

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

●

Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originator[s]

The mortgage loans were originated by [         ].

Seller

[HomeBanc Corp.] will sell the mortgage loans to the depositor.

Depositor

HMB Acceptance Corp., a Delaware corporation, will sell the mortgage loans to the trustee on behalf of the trust fund.

[Master Servicer

[to be inserted as applicable]]

Servicer[s]

[HomeBanc Corp.] [          ]

[Subservicer]

[HomeBanc Mortgage Corporation or HBMC]

Trustee

[          ]

Closing Date

[          ]

Cut-off Date

[          ]

The Offered Certificates

HomeBanc Mortgage Trust [        ] is offering the Class [      ] and Class [      ] [Mortgage-] [Asset-] Backed Certificates as part of series [      ].  Each class of certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent ownership interests in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 10%.

Servicing

[       HomeBanc Corp.] will service the mortgage loans in the trust fund pursuant to a pooling and servicing agreement among the depositor, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  [If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]]

[HomeBanc Mortgage Corporation will act as subservicer of the mortgage loans.]

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the mortgage loans that are available to make payments on each class of certificates, (2) the amount of interest received on the mortgage loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [   ] certificates and, to a lesser extent, the holders of class [   ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the mortgage loans is expected to exceed the total principal amount of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the mortgage loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of mortgage loans in approximately the same proportion.

Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal amount of those component parts in order to reduce the total principal amount of the certificates to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  Any difference between the total principal balance of the mortgage loans as of the cut-off date and the total principal balance as of the closing date will not exceed 10%. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the mortgage loans and the other assets of the trust fund on any distribution date when the total principal balance of the mortgage loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the mortgage loans.

If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal amount of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.]

Tax Status

[REMIC status to be described.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

Each class of certificates will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

•

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid mortgage loans and the characteristics of the prepaid mortgage loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

• [Level of LIBOR. If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the class [   ] certificates to the class [   ] certificates provides a form of credit enhancement for the class [   ] certificates.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] certificates will not, and holders of class [   ] certificates may never receive all of their principal payments.

You should consider the following:

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess;

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total amount of the class [   ] certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess; and

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total amount of the class [   ] and class [   ] certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess.

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates by application of losses.  These payments will be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments	Borrowers may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust fund on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

• weak economic conditions in [ ], [ ], and [ ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

• declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Mortgage Loans with Interest-Only Payments

Approximately [    ]% of the mortgage loans to be included in the trust fund provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement.

[The Servicer and the Subservicer Have Limited Experience Servicing Mortgage Loans]

[The servicer was formed in March 2004 in contemplation of a corporate reorganization by HBMC and its parent companies. HomeBanc Corp. has not directly serviced mortgage loans in the past. HBMC, the servicer’s primary operating subsidiary, will act as the subservicer for the servicer. The subservicer has been servicing mortgage loans on a life-of-loan basis only since December 2003. HBMC historically has only serviced, for brief periods of generally not more than three months, the mortgage loans it has originated. Prior to December 2003, HBMC routinely transferred the servicing responsibilities for mortgage loans of the type included in the pool, to third-party servicers, shortly after HBMC originated the mortgage loans. The subservicer has only been a separate entity since May 2000, following the management-led buyout of the Atlanta-based mortgage division of First Tennessee Bank that operated under the name “HomeBanc Mortgage.” This limited servicing and operating experience could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were serviced by a more experienced servicer or a servicer which had started its servicing business through the acquisition of an existing servicing platform with experienced personnel. If substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriter[s] [is] [are] not required to assist in resales of the certificates, although [it] [they] may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

[The Series [   ] [Mortgage-] [Asset-] Backed Certificates (the “Certificates”) will consist of the following Classes:

●

the Class [   ] Certificates (the “Senior Certificates”);

●

the Class [   ] Certificates (the “Subordinate Certificates”); and

●

the Class R Certificate (the “Residual Certificate”).

The Senior Certificates and the Class [   ] Certificates are sometimes referred to herein as the “Offered Certificates.”  Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

●

the Mortgage Loans;

●

deposits in the Certificate Account made in respect of the Mortgage Loans;

●

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

●

any applicable insurance policies and all proceeds thereof.

Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Amount”).  The REMIC Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Amount of the Certificates may be increased or decreased by up to 10% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement.”

Book-Entry Registration

General

Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex A hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Book-Entry Certificates:

●

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

●

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

●

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Book-Entry Certificates, see “The Securities—Book-Entry Registration” in the prospectus.

Priority of Distributions

Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Distributions of Interest

Interest on each Class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                 ].  Interest on the Class [   ] Certificates will be calculated on the basis of [   ].  Interest on the Class [   ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

●

The “Certificate Interest Rate” for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

●

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the mortgage rate thereof minus the Servicing Fee Rate (as defined herein).

●

The “Certificate Principal Amount” of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

●

The “Interest Accrual Period” for (1) the Class [   ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [   ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

●

The “Available Funds Cap” [for each Class of Offered Certificates will be equal to  [to be provided as applicable]]

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month’s interest at the mortgage rate (giving effect to any Relief Act Reduction) as reduced by the Servicing Fee Rate on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on each Class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

The “Class Percentage” for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The “Subordinate Class Percentage” for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Class Principal Amount of all Subordinate Certificates immediately prior to that date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Classes of Certificates immediately prior to that date. The “Subordinate Percentage” for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

[The “Senior Prepayment Percentage” for any Distribution Date will be [To be provided as applicable]]

[The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

[The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to the sum of:

[To be provided as applicable]

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

●

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

●

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

●

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

●

all amounts due or reimbursable to the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the  form of [described as applicable]:

●

[an irrevocable letter of credit];

●

[the subordination of the Subordinate Certificates to the Senior Certificates];

●

[allocation of losses];

●

[reserve funds];

●

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

●

[a surety bond or financial guaranty insurance policy];

●

[the use of cross-support features]; and

●

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

[Allocation of Realized Losses

On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Principal Amounts of the Class [          ] and Class [          ] Certificates, in that order, until the Class Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Principal Amounts.

The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding also will be reduced by the amount, if any, by which the aggregate Class Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”).

●

“Bankruptcy Losses” are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a “Debt Service Reduction”). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Principal Amounts of any Classes of Certificates.

●

“Special Hazard Losses” are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

●

“Fraud Losses” are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust Fund.

[The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the “Special Hazard Loss Limit,” “Bankruptcy Loss Limit,” and “Fraud Loss Limit,” respectively (“Excess Losses”), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Principal Amounts. The “Special Hazard Loss Limit” will initially be approximately $[   ], the “Bankruptcy Loss Limit” will initially be approximately $[   ], and the “Fraud Loss Limit” will initially be approximately $[   ].]

[The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(1)

the greatest of:

●

[   ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans;

●

[          ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance; and

●

the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area; and

(2)

the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

[The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the “Bankruptcy Coverage Termination Date.”]

[The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”) over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Class Principal Amount of the Offered Certificates to zero not later than [        ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan.

The Trustee

[         ] will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee equal to [   ] payable by the [Master] Servicer [and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders.] The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  Any difference between the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance as of the Closing Date will not exceed 10%.  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein and, in the case of a condominium, a proportionate undivided interest in areas and facilities designated for the common use of condominium owners.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex B to this prospectus supplement.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Certificates.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Trustee on behalf of the Trust Fund pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Certificates (a “Certificateholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make distributions on the Certificates.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  [None of the Mortgage Loans are subject to any temporary buy-down plans.]

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have mortgage rates that generally adjust [monthly] [quarterly] [semi-annually] [annually] in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust Fund [a pool insurance policy] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 80% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable pool insurer]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Certificates.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Underwriting Guidelines

[Insert underwriting guidelines for the Mortgage Loans.]

Servicing of the Mortgage Loans

The Servicer[s]

[All of the Mortgage Loans will be initially serviced by HomeBanc Corp.]

[Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [             ] and [          ], respectively.]

[HomeBanc owns 100% of the outstanding stock of HomeBanc Mortgage Corporation or HBMC, a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or “REIT,” and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operations that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable-rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced mortgage loans that are the subject of securitized transactions for up to 30 days after the mortgage loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 20 associates, including three managers, each of whom has approximately 20 years of mortgage servicing experience.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000. HBMC’s internet website is located at www.homebanc.com. We are not incorporating the information from this website into this prospectus supplement, and the HBMC website and the information appearing on its website are not a part of this prospectus supplement.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC”, which will be available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[Insert description of Servicer[s] other than HomeBanc Corp. if applicable.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable]

[The following table sets forth the delinquency and foreclosure experience of the One-Month LIBOR and Six-Month LIBOR adjustable-rate residential mortgage loans originated by and serviced by HBMC, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. In addition, as the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous two calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the Mortgage Loans to be expected over an extended period of time. Due to its recent formation and its limited life-of loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[Insert Delinquency and Foreclosure Experience Tables]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date, through a reduction in the amount of its Servicing Fees. See “Description of the Certificates — Distribution of Interest” herein.

Advances

The Servicer will be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related mortgage rate, to the extent that the Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any Advances if the Servicer fails to do so, to the extent provided in the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if these amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advance with respect to a reduction in the amount of the monthly payment on a Mortgage Loan due to a reduction made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

[Add additional rights and obligations of Servicer as applicable]

The Pooling and Servicing Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Pooling and Servicing Agreement under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] among the Servicer[s], the Depositor[, the Master Servicer] and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Pooling and Servicing Agreement

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the Mortgage Loans to the Trust Fund, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Payment, and the maturity date.

With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for HomeBanc Mortgage Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller, certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the prospectus under the heading “The Trusts and Trust Assets — Assignment of Primary Assets — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust Fund for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust Fund (or the breaching Mortgage Loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Servicing Compensation and Payment of Expenses

The [Master] Servicer will retain as compensation investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account..  The [Master] Servicer will pay the monthly fees of the Trustee from such investment income.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by the Servicer, not in excess of approximately [  ]% per annum (the “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by the Servicer.

[The Servicer[s] will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.]

The [Master Servicer and the] Servicer[s] will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Servicer[s], the Depositor[, the Master Servicer] and the Trustee, without the consent of the Certificateholders:

●

to cure any ambiguity;

●

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

●

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

●

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Pooling and Servicing Agreement may also be amended by the Servicer[s], the Depositor[, the Master Servicer] and the Trustee with the consent of the holders of not less that 66 2/3% of the Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

●

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

●

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early termination) and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the mortgage rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the [applicable] Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the [related] Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event [the Master Servicer or] the [related] Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The [related] Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the [related] Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the [related] Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by flooding and severe storms such as those recently experienced in several southern states, landslides or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms or landslides (or other cause) occurs after the Closing Date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and flood insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Offered Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Offered Certificates (except as described herein)[, and in particular the Subordinate Certificates,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates [, particularly the Subordinate Certificates,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Offered Certificates will depend on, among other things, the price paid by the Holders of the Offered Certificates and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [five] [ten] [    ] years, following origination.. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [five], [ten] or [    ] year period. In addition, because no principal is due on such loans for their initial [five], [ten] or [    ] year period, the Certificate Principal Amounts of the related Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a [twenty-five], [twenty] or [     ] year level payment amortization schedule, principal payments on the related Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The effective yield to Holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Certificateholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Offered Certificates are primarily affected by changes in [index].  Adjustments to the mortgage rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Offered Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.  Although the mortgage rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Offered Certificates are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Available Distribution Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.

Yield Considerations Related to the Class [   ] Certificates

The yields to investors in the Class [   ] Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Certificates, the following tables indicate the pre-tax yield to early termination (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Offered Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates, and consequently do not purport to reflect the return on any investment in any of these Offered Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early termination even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the Mortgage Loans) for the Class [   ] Certificates are as set forth below, (2) Current Interest for the Class [   ] Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Certificates

(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

________________
* Corporate bond equivalent basis

The yield of the Class [   ] Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class [   ] Certificates will be more sensitive than the yields of higher-ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [   ] Certificates, then to the Class [   ] Certificates, and then to the Class [   ] Certificates, in that order, until the Class Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates.  The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Amount of all Classes of Offered Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no mortgage rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [           ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early termination of the Trust Fund is effected [(except in the case of “Weighted Average Life (in years) with Early Termination”)]; (12) cash distributions are received by the Certificateholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the Servicing Fee Rate.
(2) The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.
(3) The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.
`

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class Principal Amounts of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the initial Class Principal Amount of the Class of Certificates.

Percentage of Initial Class Principal Amount of Class[   ] of

Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

General

An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP], assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in the REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to [          ] (the “Underwriter[s]”), and the Underwriter[s] [has] [have] agreed to purchase [     ] amount of Offered Certificates.

The Depositor has been advised by the Underwriter[s] that [it proposes] [they propose] initially to offer the Offered Certificates to the public at the price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter[s] may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter[s] will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter[s] may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter[s], for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust [           ] [Mortgage-] [Asset-] Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

●

is signed by the holder under penalties of perjury,

●

certifies that such owner is not a United States person, and

●

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

●

is signed under penalties of perjury by an authorized representative of the financial institution,

●

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

●

provides the name and address of the holder, and

●

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

●

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

●

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

●

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Mortgage Loan Characteristics

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
[etc.][(1)]
TOTAL			$100.00%

__________________

(1)

Includes undeveloped land, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

$[                ]

(Approximate)

HOMEBANC MORTGAGE TRUST

[                       ]

[Mortgage-] [Asset-]Backed Certificates

[                               ]

[Master Servicer]

[HOMEBANC CORP.]

Servicer

_______________

Preliminary Prospectus Supplement

_______________

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

HOMEBANC MORTGAGE TRUST [              ]

[Mortgage-] [Asset-] Backed Notes

[                     ],

[Master Servicer]

[HOMEBANC CORP.],

Servicer

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index of Defined Terms beginning on page S-[   ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:
Class	Class Principal Amount (1)	Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

_____________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of notes will be [to be described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.  [Insert description of any certificates to be offered.]

[Describe assets of trust.]

[Describe underwriting arrangements.]

The closing date for the offering of the notes is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The notes offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these notes will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered notes and the amount they receive from the sale of the offered notes to the public.]

[Underwriter[s]]

The date of this prospectus supplement is _______________, 2005

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Summary of Terms

●

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

●

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

●

Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

 Parties

Originator[s]

The mortgage loans were originated by [         ].

Seller

[HomeBanc Corp.] will sell the loans to the depositor.

Issuer

HomeBanc Mortgage Trust [      ].

Depositor

HMB Acceptance Corp., a Delaware corporation, will sell the mortgage loans to the Issuer.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[HomeBanc Corp.] [            ]

[Subservicer]

[HomeBanc Mortgage Corporation or HBMC]

The Offered Notes

HomeBanc Mortgage Trust [   ] is offering the Class [      ] and Class [      ] [Mortgage-] [Asset-]Backed Notes as part of series [      ].  Each class of notes will be issued in book-entry form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

The notes will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 10%.

Servicing

[HomeBanc Corp.] will service the mortgage loans in the trust pursuant to a transfer and servicing agreement among the depositor, the issuer, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Transfer and Servicing Agreement, Indenture and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  [If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the transfer and servicing agreement.]]

[HomeBanc Mortgage Corporation will act as subservicer of the mortgage loans.]

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th]day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of notes relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds actually received on the loans that are available to make payments on each class of notes, (2) the amount of interest received on the loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

See “Description of the Notes — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [          ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

The payment structure includes [forms of credit enhancement to be described as applicable].  [The notes will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate.  In addition, notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the mortgage loans is expected to exceed the total principal amount of the notes by approximately $[          ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the mortgage loans in each pool is expected to exceed the total principal amount of the notes’ component parts that relate to each pool of mortgage loans in approximately the same proportion.

Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the notes’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal amount of those component parts in order to reduce the total principal amount of the notes to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the notes’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [      ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  Any difference between the total principal balance of the mortgage loans as of the cut-off date and the total principal balance as of the closing date will not exceed 10%. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by the indenture trustee.  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[Optional Termination

[               ] will have the option to purchase all the mortgage loans and the other assets of the trust on any payment date when the total principal balance of the mortgage loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [       ] may purchase the mortgage loans.

If the mortgage loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes’ component parts that relate to that pool) and principal equal to the outstanding principal amount of those component parts.

See “Description of the Notes — [          ]” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.]

Tax Status

[Tax status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The notes are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that noteholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

●

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid mortgage loans and the characteristics of the prepaid mortgage loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the class [   ] notes to the class [   ] notes provides a form of credit enhancement for the class [   ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] notes will not, and holders of class [   ] notes may not, recover their entire initial investment in the notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

•

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

 [Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Mortgage Loans with Interest- Only Payments

Approximately [   ]% of the mortgage loans to be included in the trust fund provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement.

[The Servicer and the Subservicer Have Limited Experience Servicing Mortgage Loans]

[The servicer was formed in March 2004 in contemplation of a corporate reorganization by HBMC and its parent companies. HomeBanc Corp. has not directly serviced mortgage loans in the past. HBMC, the servicer’s primary operating subsidiary, will act as the subservicer for the servicer. The subservicer has been servicing mortgage loans on a life-of-loan basis only since December 2003. HBMC historically has only serviced, for brief periods of generally not more than three months, the mortgage loans it has originated. Prior to December 2003, HBMC routinely transferred the servicing responsibilities for mortgage loans of the type included in the pool, to third-party servicers, shortly after HBMC originated the mortgage loans. The subservicer has only been a separate entity since May 2000, following the management-led buyout of the Atlanta-based mortgage division of First Tennessee Bank that operated under the name “HomeBanc Mortgage.” This limited servicing and operating experience could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were serviced by a more experienced servicer or a servicer which had started its servicing business through the acquisition of an existing servicing platform with experienced personnel. If substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.]

Limited Ability to Resell Notes

The notes will not be listed on any securities exchange.  The Underwriter[s] [is] [are] not required to assist in resales of the notes, although [it] [they] may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

HomeBanc Mortgage Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory trust] [common law trust] formed under the laws of [           ] pursuant to a trust agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between HMB Acceptance Corp., as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), to execute the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Primary Assets (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Primary Assets from the Depositor pursuant to a transfer and servicing agreement (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, [HomeBanc Corp.] (the “Servicer”), the Depositor, the Master Servicer, [          ] as indenture trustee (the “Indenture Trustee”) and [        ], as custodian (the “Custodian”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] and its principal offices are located at [                               ].  The Owner Trustee will receive a fee [equal to [        ] per annum, payable monthly], as specified in the Trust Agreement.  The compensation of the Owner Trustee will be paid by [                                       ].

[The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined herein), the “Securityholders”) will be entitled to receive [to be described as applicable].]

Description of the Notes

General

The Trust will issue the Class [   ] Notes and the Class [   ] Notes (together, the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  [Insert description of any certificates to be offered.]  The Notes and the Residual Certificate are referred to herein as the “Securities.”  Only the Notes are offered hereby.  The Notes will be secured by the assets of the Trust (as described below) pursuant to the Indenture.

The assets of the Trust will generally consist of:

●

the Mortgage Loans;

●

deposits in the Note Account made in respect of the Mortgage Loans;

●

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

●

any applicable insurance policies and all proceeds thereof.

Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Amount”).  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Amount of the Notes may be increased or decreased by up to 10% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans” herein.

Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [             ] (each, a “Payment Date”), to Noteholders of record on the immediately preceding Record Date.  The “Record Date” for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or  [   ]] are closed.

Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the corporate trust office of the Indenture Trustee.  See “The Transfer and Servicing Agreement, Indenture and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Notes (the “Book-Entry Notes”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Notes will be issued in fully registered, certificated form in minimum denominations of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Note”), except as set forth below under “Definitive Notes” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Notes are issued for the Book-Entry Notes:

●

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture;

●

Beneficial Owners of the Notes offered hereby will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

●

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Notes—Book -Entry Registration,” the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

For additional information regarding DTC and the Book-Entry Notes, see “The Securities—Book-Entry Registration” in the prospectus.

Priority of Payments

Payments will be made on each Payment Date from the Interest Remittance Amount and the Principal Payment Amount (each as defined herein) in the following order of priority:

[To be provided as applicable]

Payments of Interest

The amount of interest paid on each Payment Date for each Class of Notes will equal the sum of Current Interest and any Carryforward Interest (each as defined herein) for each Class of Notes, to the extent of the Interest Remittance Amount for the relevant Payment Date.  Interest will accrue on the Notes on the basis of [        ] and the [       ] days elapsed in each Accrual Period.  The “Accrual Period” applicable to the Notes for each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

The “Interest Rate” for each Class of Notes will be the applicable per annum rate described or stated on the front cover page hereof.  The Interest Rate applicable to each Class of Notes will be subject to reduction by application of the Available Funds Cap (as defined herein), which is the maximum rate of interest for any Class of Notes for any Payment Date.

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the mortgage rate thereof minus the Servicing Fee Rate (as defined herein).

The “Interest Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all interest collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period minus (x) the Servicing Fee with respect to such Mortgage Loans and (y) previously unreimbursed Advances (as defined herein) and other amounts due to the Master Servicer, the Trustee or the Servicers with respect to the Mortgage Loans, to the extent allocable to interest, and previously unreimbursed Servicing Advances, (2) all prepayment Interest Shortfalls (as defined herein) paid by the Servicer[s] with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of the purchase price allocable to interest of each Mortgage Loan  that was purchased from the Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest.]

The “Available Funds Cap,” expressed as a percentage, will equal [to be described as applicable].

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month’s interest at the mortgage rate (giving effect to any Relief Act Reduction) as reduced by the Servicing Fee Rate on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Notes, pro rata in proportion to Accrued Note Interest thereon for the related Payment Date.

[additional description, including description of any applicable interest rate index or rate protection agreement, to be provided as applicable]

Payments of Principal

Payments of principal on each Class of Notes will be made on each Payment Date in an aggregate amount equal to the Principal Payment Amount (as defined herein) for the applicable Payment Date.

The “Due Period” related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs.  For each Payment Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date.  The “Prepayment Period” is the calendar month preceding the month in which the related Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date will be equal to [the sum of (1) the Principal Remittance Amount (as defined below) minus the Overcollateralization Release Amount (as defined below) and (2) the Extra Principal Payment Amount (as defined below), if any, all with respect to the relevant Payment Date.]

The “Principal Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all principal collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each loan that was purchased from the Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal.]

The “Extra Principal Payment Amount” with respect to any Payment Date will be equal to the lesser of (1) excess interest for the Payment Date and (2) the Overcollateralization Deficiency (as defined below) for that date.

The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the aggregate balance of the loans exceeds (y) the aggregate class principal amount of the Notes after giving effect to payments on that Payment Date.

The “Overcollateralization Deficiency” with respect to any Payment Date (other than the first Payment Date) will be equal to [describe as applicable].

The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to [describe as applicable].

[On each Payment Date, the Principal Payment Amount will be distributed to the Notes, concurrently, in proportion to the principal amounts thereof.]

Allocation of Losses

[describe priority of loss allocations as applicable]

Maturity Date

The maturity date of the Notes is the Payment Date in [          ], but the actual final payment of any Class of Notes may be earlier, and could be significantly earlier, than this Payment Date.  If necessary to pay the Notes in full on their Maturity Date, the assets of the Issuer will be sold as provided in the Transfer and Servicing Agreement.

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

●

[an irrevocable letter of credit];

●

[the subordination of the Class [   ] Notes (the “Subordinate Notes”) to the Class [   ] Notes (the “Senior Notes”)];

●

[reserve funds];

●

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

●

[a surety bond or financial guaranty insurance policy];

●

[the use of cross-support features]; and

●

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Interest Remittance Amount or Principal Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust remaining after each Class of Notes has been paid in full.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ]. Any difference between the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance as of the Closing Date will not exceed 10%. These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Notes.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein and, in the case of a condominium, a proportionate undivided interest in areas and facilities designated for the common use of condominium owners.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex B of this prospectus supplement.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Transfer and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  [None of the Mortgage Loans are subject to any temporary buy-down plans.]

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have mortgage rates that generally adjust [monthly] [quarterly] [semi-annually] [annually] in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [a pool insurance policy] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 80% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Underwriting Guidelines

[Insert underwriting guidelines for the Mortgage Loans.]

Servicing of the Mortgage Loans

The Servicer[s]

[All of the Mortgage Loans will be initially serviced by HomeBanc Corp.]

[Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.]

[HomeBanc owns 100% of the outstanding stock of HomeBanc Mortgage Corporation or HBMC, a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or “REIT,” and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operations that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable-rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced mortgage loans that are the subject of securitized transactions for up to 30 days after the mortgage loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 20 associates, including three managers, each of whom has approximately 20 years of mortgage servicing experience.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000. HBMC’s internet website is located at www.homebanc.com. We are not incorporating the information from this website into this prospectus supplement, and the HBMC website and the information appearing on its website are not a part of this prospectus supplement.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC”, which will be available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[Insert description of Servicer[s] other than HomeBanc Corp. if applicable.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable]

[The following table sets forth the delinquency and foreclosure experience of the One-Month LIBOR and Six-Month LIBOR adjustable-rate residential mortgage loans originated by and serviced by HBMC, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. In addition, as the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous two calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the Mortgage Loans to be expected over an extended period of time. Due to its recent formation and its limited life-of loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[Insert Delinquency and Foreclosure Experience Tables]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date, through a reduction in the amount of its Servicing Fees. See “Description of the Notes — Payment of Interest” herein.

Advances

The Servicer will be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related mortgage rate, to the extent that the Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Indenture Trustee will be obligated to make any Advances if the Servicer fails to do so, to the extent provided in the Transfer and Servicing Agreement. The Servicer or the Indenture Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if these amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advance with respect to a reduction in the amount of the monthly payment on a Mortgage Loan due to a reduction made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

 [Add additional rights and obligations of Servicer as applicable]

The Transfer and Servicing Agreement, Indenture and Administration Agreement

General

The following summary describes certain terms of the Transfer and Servicing Agreement, the Indenture and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the Mortgage Loans to the Depositor and, pursuant to the Transfer and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trust will pledge the mortgage loans to the Indenture Trustee to secure the Notes and will cause the Securities to be delivered to the Depositor.  Under the Transfer and Servicing Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Payment and the maturity date.

With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian) the Mortgage Note endorsed to the order of the Indenture Trustee, as trustee for HomeBanc Mortgage Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  Except as described above, assignments of the mortgages to the Indenture Trustee (or its custodian) will be recorded in the appropriate public office for real property records.

Where necessary to protect the interest of the Indenture Trustee in the Mortgage Loans, the assignments to the Indenture Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the prospectus under the heading “The Trusts and Trust Assets — Assignment of Primary Assets — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders.  Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

Redemption

The Notes are subject to redemption under the circumstances described under “Description of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Servicing Compensation and Payment of Expenses

The [Master] Servicer will retain as compensation investment income on funds in the Collection Account prior to deposit into the Note Account..  The [Master] Servicer will pay the monthly fees of the Indenture Trustee and the Administrator, from such investment income.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by the Servicer, not in excess of approximately [   ]% per annum (the “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by the Servicer.

[The Servicer[s] will also be entitled to receive, to the extent provided in the Transfer and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.]

The [Master Servicer and the] Servicer[s] will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

The Indenture Trustee

Pursuant to the Indenture, [                      ], a [                ], will be appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture.  The Indenture Trustee will receive a fee equal to [   ] per annum, [payable monthly by the [Master] Servicer], as specified in the Transfer and Servicing Agreement.

The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee.  The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as indenture trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

The offices of the Indenture Trustee are located at [                                   ].

Administration

[                   ], will act as administrator under the Administration Agreement among the Issuer, the Administrator and the Seller (the “Administration Agreement”).  The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the Securityholders:

●

to cure any ambiguity;

●

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

●

to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Securityholder; or

●

to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 662/3% of the Class Principal Amount of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

●

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

●

reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

In addition to the purposes described above, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements.  Requests should be addressed to HomeBanc Mortgage Trust [          ], [         ].

Voting Rights

[   ]% of all voting rights under the Transfer and Servicing Agreement will be allocated among all Holders of the [          ] Notes, in proportion to their then outstanding Class Principal Amounts; [[   ]% of all voting rights will be allocated among the Holders of the Class [   ] Certificates;] and [   ]% of all voting rights will be allocated to the Holders of the Residual Interest Certificates.  [The Class [   ] Notes will have no voting rights.]

Early Redemption

On the first Payment Date on or after the date on which the aggregate Class Principal Amount of the Notes is less than [   ]% of the initial Class Principal Amount, the Indenture Trustee (or an agent thereof) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust.  The Indenture Trustee will not sell the assets of the Trust unless it has received at least three bids and at least one of these bids is for not less than a minimum bid price.  This process will be repeated every three months until the specified minimum bid price is received.  The Indenture Trustee will be reimbursed for the costs of the early redemption sale before proceeds are paid to Noteholders.

The Majority Holder of the Residual Interest Certificates and the [Master] Servicer, as provided in the Transfer and Servicing Agreement, will have the option, on or after the Optional Call Date, if the property in the Trust has not been sold as described above, to purchase all remaining mortgage loans and other assets in the Trust, at a price to be determined by the Agreements.  The proceeds of such a distribution may not be sufficient to pay the full amount due to each Class of Notes.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Securities will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the mortgage rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Indenture Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Notes.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Notes.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the [applicable] Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the [related] Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the [Master Servicer or] the [related] Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the [related] Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Notes and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by flooding and severe storms such as those recently experienced in several southern states, landslides, or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms or  landslides or (or other cause) occurs after the Closing Date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and flood insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Notes.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Notes (except as described herein)[, and in particular the Subordinate Notes,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Notes[, particularly the Subordinate Notes,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Notes will depend on, among other things, the price paid by the Holders of the Notes and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

 As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [five] [ten] [    ] years, following origination.. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [five], [ten] or [    ] year period. In addition, because no principal is due on such loans for their initial [five], [ten] or [    ] year period, the Note Principal Amounts of the related Notes will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a [twenty-five], [twenty] or [     ] year level payment amortization schedule, principal payments on the related Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The effective yield to Holders of the Class [   ] Notes will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Notes are primarily affected by changes in [index].  Adjustments to the mortgage rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Notes may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.  Although the mortgage rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Notes are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the assets of the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Notes, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Payment Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Notes may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.

Yield Considerations Related to the Class [   ] Notes

The yields to investors in the Class [   ] Notes will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Notes should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Notes to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Notes, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Notes, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Notes and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Notes, and consequently do not purport to reflect the return on any investment in any of these Notes when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the Mortgage Loans) for the Class [   ] Notes are as set forth below, (2) Current Interest for the Class [   ] Notes is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Notes
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Notes will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Notes

The yield on each Class of Subordinate Notes, and particularly on those Classes of Subordinate Notes having lower payment priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization or by any Class of Subordinate Notes having lower payment priorities.  Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Notes may be adversely affected by losses even if the Class does not ultimately bear such a loss.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Amount of all Classes of Notes Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no mortgage rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Notes is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) there is no Owner Trustee Fee; (14) no Mortgage Loan provides for monthly payments of interest only for a period of time; (15) no Mortgage Loan provides for deferred interest or negative amortization; (16) the value of each index remains constant at the per annum rates indicated below:

Index

Rate (%)

and (17) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the Servicing Fee Rate.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Notes is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the initial Class Principal Amount of the Class of Notes.

Percentage of Initial Class Principal Amount of all Classes of

LIBOR Notes Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

[In the opinion of McKee Nelson LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable Mortgage Loan.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes [and Certificates] (the “Underwriting Agreement”), the Depositor has agreed to cause the Trust to sell to [          ] (the “Underwriter[s]”), and the Underwriter[s] [has] [have] agreed to purchase [     ] amount of [     ] Notes.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Notes offered hereby if any of the [     ] Notes are purchased.  The Depositor has been advised by the Underwriter[s] that [it proposes] [they propose] initially to offer the [     ] Notes to the public at the price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Note.  The Underwriter[s] may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Note to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Notes by the Underwriter[s] will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter[s] may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriter[s], for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Notes that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust [Mortgage-] [Asset-] Backed Notes (the “Global Notes”) will be available only in book-entry form.  Investors in the Global Notes may hold the Global Notes through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes.  After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Indenture Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

●

is signed by the holder under penalties of perjury,

●

certifies that such owner is not a United States person, and

●

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

●

is signed under penalties of perjury by an authorized representative of the financial institution,

●

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

●

provides the name and address of the holder, and

●

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding Global Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Notes through Clearstream, Euroclear

●

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

●

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

●

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Mortgage Loan Characteristics

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
[etc.][(1)]
TOTAL			$100.00%

__________________

(1)

Includes undeveloped land, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

$[                ]

(Approximate)

HOMEBANC MORTGAGE TRUST [          ]

[Mortgage-] [Asset-] Backed Notes

[                               ]

[Master Servicer]

[HOMEBANC CORP.]

Servicer

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

HOMEBANC MORTGAGE TRUST [               ]

$[   ] [    ]% [Mortgage-] [Asset-] Backed Certificates

[                     ],

[Master Servicer]

[HOMEBANC CORP.],

Servicer

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index of Defined Terms beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust fund will issue the following certificates:
Initial Principal Amount (1)	[Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

$[ ]	[ ]%]	$[ ]]	[ ]]	$[ ]]

 (1)

This amount is approximate, as described in this prospectus supplement.

[(2)

The variable interest rate for the certificates will be [to be described as applicable].]

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The certificates offered by this prospectus supplement will be purchased by the underwriter[s], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter[s] have the right to reject any order.  Proceeds to the depositor from the sale of these certificates will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriter[’s][s’] commission will be the difference between the price they pay to the depositor for the offered certificates and the amount they receive from the sale of the offered certificates to the public.]

[Underwriter[s]]

The date of this prospectus supplement is _______________, 2005

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Summary of Terms

●

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

●

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

●

Whenever we refer to a percentage of some or all of the loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The mortgage loans were originated by [         ].

Seller

[HomeBanc Corp.] will sell the mortgage loans to the depositor.

Depositor

HMB Acceptance Corp., a Delaware corporation, will sell the mortgage loans to the series [      ] trust fund.

[Master Servicer]

[to be inserted as applicable]

Servicer[s]

[HomeBanc Corp.] [            ]

[Subservicer]

[HomeBanc Mortgage Corporation or HBMC]

The Certificates

HomeBanc Mortgage Trust [        ] is offering the $[     ] [     ]% Asset-Backed Certificates as part of series [      ].  The certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent an undivided ownership interest in the assets of the trust fund and will be secured by the assets of the trust fund, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 10%.

Servicing

[HomeBanc Corp.] will service the mortgage loans in the trust fund pursuant to a pooling and servicing agreement among the depositor, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  [If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]]

[HomeBanc Mortgage Corporation will act as subservicer of the mortgage loans.]

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the certificates, (2) the amount of interest received on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement and (3) [          ].

Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of the certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the mortgage loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of mortgage loans in approximately the same proportion.

Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal amount of those component parts in order to reduce the total principal amount of the certificates to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust fund will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ]. Any difference between the total principal balance of the mortgage loans as of the cut-off date and the total principal balance as of the closing date will not exceed 10%.  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the mortgage loans and the other assets of the trust fund on any distribution date when the total principal balance of the mortgage loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the mortgage loans.

If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal amount of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.]

Tax Status

The trust fund should be characterized as a grantor trust for federal income tax purposes, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  No representation is made regarding qualification of the certificates under Section 856 or 7701(a)19(C) of the Internal Revenue Code of 1986, as amended.  Prospective investors should consult their own tax advisors regarding the federal, state, local and other tax consequences of the ownership and disposition of the certificates.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates will initially be rated [   ] by [      ] and [   ] by [      ].  A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

●

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid mortgage loans and the characteristics of the prepaid mortgage loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

●

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

●

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust fund on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Mortgage Loans with Interest- Only Payments

Approximately [    ]% of the mortgage loans to be included in the trust fund provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement.

[The Servicer and the Subservicer Have Limited Experience Servicing Mortgage Loans]

[The servicer was formed in March 2004 in contemplation of a corporate reorganization by HBMC and its parent companies. HomeBanc Corp. has not directly serviced mortgage loans in the past. HBMC, the servicer’s primary operating subsidiary, will act as the subservicer for the servicer. The subservicer has been servicing mortgage loans on a life-of-loan basis only since December 2003. HBMC historically has only serviced, for brief periods of generally not more than three months, the mortgage loans it has originated. Prior to December 2003, HBMC routinely transferred the servicing responsibilities for mortgage loans of the type included in the pool, to third-party servicers, shortly after HBMC originated the mortgage loans. The subservicer has only been a separate entity since May 2000, following the management-led buyout of the Atlanta-based mortgage division of First Tennessee Bank that operated under the name “HomeBanc Mortgage.” This limited servicing and operating experience could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were serviced by a more experienced servicer or a servicer which had started its servicing business through the acquisition of an existing servicing platform with experienced personnel. If substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriter[s] [is] [are] not required to assist in resales of the certificates, although [it][they] may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The Series [   ] [   ]% [Mortgage-] [Asset-]Backed Certificates (the “Certificates”) will evidence the entire undivided beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

●

the Mortgage Loans;

●

deposits in the Certificate Account made in respect of the Mortgage Loans;

●

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

●

any applicable insurance policies and all proceeds thereof.

The Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Initial Principal Amount”).  The original Initial Principal Amount of the Certificates may be increased or decreased by up to 10% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans” herein.

Distributions on the Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of a Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

The Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Certificates:

●

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

●

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

●

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Certificates as Definitive Certificates in the principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Certificates, see “The Securities—Book-Entry Registration” in the prospectus.

Distributions of Interest

Interest on the Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof [describe variable interest rate as applicable] (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Certificates will be calculated on the basis of [    ].

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

●

The “Certificate Interest Rate” for the Certificates will be the per annum rate described on the cover page hereof.

●

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage rate thereof minus the Servicing Fee Rate (as defined herein).

●

The “Certificate Principal Amount” of the Certificates as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificates in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificates.

●

The “Interest Accrual Period” for the Certificates will be [the calendar month immediately preceding the month in which the related Distribution Date occurs or the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date].

●

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property.

●

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.  In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result.  The difference between one month’s interest at the mortgage rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among the Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on the Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

●

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

●

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

●

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

●

all amounts due or reimbursable to the Trustee or the Servicer pursuant to the Pooling and Servicing agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for the Certificates will take the form of [described as applicable]:

●

[an irrevocable letter of credit];

●

[reserve funds];

●

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

●

[a surety bond or financial guaranty insurance policy];

●

[the use of cross-support features]; and

●

[overcollateralization].

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the aggregate Class Principal Amount of the Certificates to zero not later than [        ]. The actual final Distribution Date for the Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee equal to [   ] payable by the [Master] Servicer [and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders.] The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ]. Any difference between the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance as of the Closing Date will not exceed 10%. These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein and, in the case of a condominium, a proportionate undivided interest in areas and facilities designated for the common use of condominium owners.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex B to this prospectus supplement.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on the Certificates.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Trustee on behalf of the Trust Fund pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Certificates (a “Certificateholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make distributions on the Certificates.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

 [Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust [monthly] [quarterly] [semi-annually] [annually] in accordance with an index (an “Index”) equal to [insert description of applicable indices].

 [Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust Fund [a pool insurance policy] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 80% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Certificates.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Underwriting Guidelines

[Insert underwriting guidelines for the Mortgage Loans.]

Servicing of the Mortgage Loans

The Servicer[s]

[All of the Mortgage Loans will be initially serviced by HomeBanc Corp.]

[Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.]

[HomeBanc owns 100% of the outstanding stock of HomeBanc Mortgage Corporation or HBMC, a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or “REIT,” and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operations that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable-rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced mortgage loans that are the subject of securitized transactions for up to 30 days after the mortgage loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 20 associates, including three managers, each of whom has approximately 20 years of mortgage servicing experience.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000. HBMC’s internet website is located at www.homebanc.com. We are not incorporating the information from this website into this prospectus supplement, and the HBMC website and the information appearing on its website are not a part of this prospectus supplement.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC”, which will be available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[Insert description of Servicer[s] other than HomeBanc Corp. if applicable.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable]

[The following table sets forth the delinquency and foreclosure experience of the One-Month LIBOR and Six-Month LIBOR adjustable-rate residential mortgage loans originated by and serviced by HBMC, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. In addition, as the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous two calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the Mortgage Loans to be expected over an extended period of time. Due to its recent formation and its limited life-of loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[Insert Delinquency and Foreclosure Experience Tables]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date, through a reduction in the amount of its Servicing Fees. See “Description of the Certificates — Distribution of Interest” herein.

Advances

The Servicer will be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related mortgage rate, to the extent that the Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any Advances if the Servicer fails to do so, to the extent provided in the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if these amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advance with respect to a reduction in the amount of the monthly payment on a Mortgage Loan due to a reduction made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

 [Add additional rights and obligations of Servicer as applicable]

The Pooling and Servicing Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Pooling and Servicing Agreement under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] among the Servicer[s], the Depositor[, the Master Servicer] and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates.  Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Pooling and Servicing Agreement

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the Mortgage Loans to the Trust Fund, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Payment, and the maturity date.

With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for HomeBanc Mortgage Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the prospectus under the heading “The Trusts and Trust Assets—Assignment of Primary Assets—Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust Fund for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust Fund (or, the breaching Mortgage Loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Certificates may incur a loss.

Servicing Compensation and Payment of Expenses

The [Master] Servicer will retain as compensation investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account..  The [Master] Servicer will pay the monthly fees of the Trustee from such investment income.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by the Servicer, not in excess of approximately [   ]% per annum (the “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by the Servicer.

[The Servicer[s] will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.]

The [Master Servicer and the] Servicer[s] will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Servicer[s], the Depositor[, the Master Servicer] and the Trustee, without the consent of the Certificateholders:

●

to cure any ambiguity;

●

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

●

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

●

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The Pooling and Servicing Agreement may also be amended by the Servicer[s], the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Initial Certificate Principal Amount of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

●

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

●

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early termination) and the aggregate amount of distributions on the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the mortgage rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the [applicable] Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the [related] Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event [the Master Servicer or] the [related] Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The [related] Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the [related] Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the [related] Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by flooding and severe storms such as those recently experienced in several southern states, landslides or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms or landslides (or other cause) occurs after the Closing Date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and flood insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Certificates will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Certificates may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Certificates will depend on, among other things, the price paid by the Holders of the Certificates and the Interest Rate (or interest calculation).  The extent to which the yield of the Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [five] [ten] [    ] years, following origination.. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [five], [ten] or [    ] year period. In addition, because no principal is due on such loans for their initial [five], [ten] or [    ] year period, the Certificate Principal Amounts of the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a [twenty-five], [twenty] or [     ] year level payment amortization schedule, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The effective yield to Holders of the Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Certificateholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rate on the Certificates [is a fixed rate] [is primarily affected by changes in [index].]  Adjustments to the mortgage rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors of the Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.  Although the mortgage rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rate on the Certificates is subject to adjustment, the Interest Rate will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rate on the Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.

Yield Considerations Related to the Certificates

The yields to investors in the Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Certificates, the following tables indicate the pre-tax yield to early termination (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates, and consequently do not purport to reflect the return on any investment in any of these Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early termination even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the Mortgage Loans) for the Certificates are as set forth below, (2) Current Interest for the Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

[   ]%

Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Amount of the Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no mortgage rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early termination of the Trust Fund is effected [(except in the case of “Weighted Average Life (in years) with Early Termination”)]; (12) cash distributions are received by the Certificateholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index

Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average CurrentNet Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)    The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the Servicing Fee Rate.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of Initial Class Principal Amounts (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of Initial Class Principal Amounts outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class Principal Amounts of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of the Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the Initial Class Principal Amount.

Percentage of Initial Class Principal Amount of the

Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

Characterization of the Trust Fund

The characterization of the Trust Fund for federal income tax purposes is not certain.  The Trust Fund has been structured as a “grantor trust” and will likely be so treated.  See “Material Federal Income Tax Considerations – Types of Securities – Classification of Trust Certificates Generally” in the Prospectus.  Nonetheless, certain terms of the Trust Fund may be viewed by the Internal Revenue Service (“IRS”) as inconsistent with the rules for qualification as a grantor trust.  In light of this uncertainty, McKee Nelson LLP will deliver its opinion, upon issuance of the Certificates, that for federal income tax purposes, assuming compliance with all provisions of the Pooling and Servicing Agreement, the Trust Fund should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  See “Material Federal Income Tax Considerations” in the Prospectus.  No rulings have been or will be sought from the IRS with respect to the Trust Fund, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

Taxation of the Certificates

For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, see “Material Federal Income Tax Considerations – Grantor Trust Certificates” in the Prospectus.  For purposes of that discussion, the Certificates should be treated as constituting [Stripped Certificates/ Standard Certificates].

The Certificates may be treated as having been issued with original issue discount (“OID”) for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the [Mortgage Loans] will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to OID.

No representation is made that the Certificates will constitute assets described in Section 856 or 7701(a)(19)(C) of the Code.  See “Material Federal Income Tax Considerations – Special Tax Attributes” in the Prospectus.

Foreign Persons

Payments of interest and OID made to a holder of a Certificate that is a Foreign Person generally will be subject to United States federal income and withholding tax if the Certificates were determined to be interest in a partnership for United States federal income tax purposes.  Accordingly, it is anticipated that United States federal tax will be withheld in all events.  See “Material Federal Income Tax Considerations – Special Tax Attributes – Partner Certificates – Foreign Persons” in the Prospectus.

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to [          ] (the “Underwriter”), and the Underwriter[s] [has] [have] agreed to purchase [     ] amount of [     ] Certificates.

The Depositor has been advised by the Underwriter[s] that [it proposes] [they propose] initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter[s] will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter[s] may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter[s], for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Certificates that they be rated [      ] by [      ] and [      ] by [      ] [(collectively, the “Rating Agencies”).]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust [Mortgage-] [Asset-] Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

●

is signed by the holder under penalties of perjury,

●

certifies that such owner is not a United States person, and

●

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

●

is signed under penalties of perjury by an authorized representative of the financial institution,

●

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

●

provides the name and address of the holder, and

●

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

●

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

●

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

●

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Mortgage Loan Characteristics

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
[etc.][(1)]
TOTAL			$100.00%

__________________

(1)

Includes undeveloped land, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

$[                ]

(Approximate)

HOMEBANC MORTGAGE TRUST [          ]

[Mortgage-] [Asset-] Backed Certificates

[                               ]

[Master Servicer]

[HomeBanc Corp.]

Servicer

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion,                         , 2005

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [         ])

$[            ] (Approximate)

HOMEBANC HOME EQUITY TRUST [         ]

[Mortgage-] [Asset-] Backed Certificates

[             ],

[Master Servicer]

[HOMEBANC CORP.],

Servicer

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index of Defined Terms beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates (1):
Class	Class Principal Amount (2)	Interest Rate (3)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

(1)

[In general, interest and principal payable on any distribution date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B certificates, in that order.]

(2)

These amounts are approximate, as described in this prospectus supplement.

(3)

The interest rate for each class of certificates will be [to be described as applicable].

[The Trust will also issue class [   ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the class [   ] certificates or the [REMIC residual certificates].

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [               ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The certificates offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these certificates will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered certificates to the public.]

[Underwriters]

The date of this prospectus supplement is                         , 2005

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Summary of Terms	S-3
Risk Factors	S-8
Limited Obligations	S-8
Cash Flow Limited in Early Years of Mortgage Loans	S-8
Potential Inadequacy of Credit Enhancement	S-8
Unpredictability and Effect of Prepayments	S-11
Geographic Concentration of Mortgage Loans	S-11
Limited Ability to Resell Certificates	S-13
Description of the Certificates	S-15
General	S-15
Book-Entry Registration	S-16
Priority of Distributions	S-17
Distributions of Interest	S-17
Distributions of Principal	S-19
Available Distribution Amount	S-20
Credit Enhancement	S-21
[The Residual Certificate	S-21
[Allocation of Realized Losses	S-22
Final Scheduled Distribution Date	S-23
The Trustee	S-24
Description of the Mortgage Loans	S-24
General	S-24
[Certain Mortgaged Properties Securing Mortgage Loans	S-25
[The Fixed Rate Mortgage Loans	S-25
[The Adjustable Rate Mortgage Loans	S-26
[Primary Mortgage Insurance	S-26
Changes in the Mortgage Loans	S-26
Underwriting Guidelines	S-26
Servicing of the Mortgage Loans	S-27
The Servicer[s]	S-27
Prepayment Interest Shortfalls	S-28
The Pooling and Servicing Agreement	S-29
General	S-29
Certain Matters Under the Pooling and Servicing Agreement	S-29
Servicing Compensation and Payment of Expenses	S-30
Amendment	S-31
Voting Rights	S-31
Early Termination	S-32
Certain Yield and Prepayment Considerations	S-32
General	S-32
Yield Considerations Related to the Class [ ] Certificates	S-35
Subordinate Certificates	S-36
Modeling Assumptions	S-37
Material Federal Income Tax Considerations	S-40
General	S-40
[Residual Certificates	S-40
Legal Investment Considerations	S-41
Underwriting	S-41
ERISA Considerations	S-42
Legal Matters	S-42
Ratings	S-42
Index of Defined Terms	S-44
Annex A Global Clearance, Settlement and Tax Documentation Procedures	S-A-1
Annex B Mortgage Loan Characteristics	S-B-1

S-Do not remove this code for “S-Numbering”

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originator[s]

The mortgage loans were originated by [        ].

Seller

[HomeBanc Corp.] will sell the mortgage loans to the depositor.

Depositor

HMB Acceptance Corp., a Delaware corporation, will sell the mortgage loans to the trustee on behalf of the trust fund.

[Master Servicer

[to be inserted as applicable]]

Servicer[s]

[HomeBanc Corp.] [        ]

[Subservicer]

[HomeBanc Mortgage Corporation or HBMC]

Trustee

[        ]

Closing Date

[        ]

Cut-off Date

[        ]

The Offered Certificates

HomeBanc Home Equity Trust [        ] is offering the Class [        ] and Class [        ] [Mortgage-] [Asset-] Backed Certificates as part of series [        ].  Each class of certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent ownership interests in the assets of the trust fund and will be secured by the assets of the trust fund, which consist primarily of non-conforming [adjustable][fixed] rate home equity revolving credit line loans and certain property relating to such loans.

The certificates will have an approximate aggregate initial principal amount of $[    ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 10%.

Servicing

[HomeBanc Corp.] will service the mortgage loans in the trust fund pursuant to a pooling and servicing agreement among the depositor, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement” in this prospectus supplement.

[HomeBanc Mortgage Corporation will act as subservicer of the mortgage loans.]

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [            ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the mortgage loans that are available to make payments on each class of certificates, (2) the amount of interest received on the mortgage loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)        ].

Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [        ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [    ] certificates will have a payment priority over class [    ] certificates, and class [    ] certificates will have a payment priority over class [    ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [    ] certificates and, to a lesser extent, the holders of class [    ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the mortgage loans is expected to exceed the total principal amount of the certificates by approximately $[           ] or approximately [    ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the mortgage loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of mortgage loans in approximately the same proportion.

Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal amount of those component parts in order to reduce the total principal amount of the certificates to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [    ], the assets of the trust fund will include will consist of [     pools of] home equity revolving credit line mortgage loans made or to be made in the future under home equity revolving credit line loan agreements, with a total principal balance of approximately $[    ], together with any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit from time to time, subject to the borrower’s credit limit. The draws are funded by the [servicer] [seller] [depositor].  Any difference between the total principal balance of the mortgage loans as of the cut-off date and the total principal balance as of the closing date will not exceed 10%. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust fund will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

On the closing date, approximately $[           ] will be deposited by [           ] in a pre-funding account maintained by the trustee.  It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [           ] until [           ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the mortgage loans and the other assets of the trust fund on any distribution date when the total principal balance of the mortgage loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the mortgage loans.

If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal amount of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.]

Tax Status

[REMIC status to be described.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

Each class of certificates will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Cash Flow Limited in Early Years of Mortgage Loans

During the first [  ]-year draw down period under the credit line agreements, borrowers are not required to make monthly payments of principal. As a result, collections on the mortgage loans may vary. With respect to some of the mortgage loans, during the second [  ]-year draw down period, no monthly payments of principal are required. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment mortgage loans since no payment of principal of the mortgage loans generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the mortgage loans.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

•

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid mortgage loans and the characteristics of the prepaid mortgage loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the class [   ] certificates to the class [   ] certificates provides a form of credit enhancement for the class [   ] certificates.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] certificates will not, and holders of class [   ] certificates may never receive all of their principal payments.

You should consider the following:

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess;

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total amount of the class [   ] certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess; and

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total amount of the class [   ] and class [   ] certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other class [   ] certificates by the amount of that excess.

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates by application of losses.  These payments will be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust fund on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Mortgage Loans with Interest-Only Payments

Approximately [    ]% of the mortgage loans to be included in the trust fund provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement.

[The Servicer and the Subservicer Have Limited Experience Servicing Mortgage Loans]

[The servicer was formed in March 2004 in contemplation of a corporate reorganization by HBMC and its parent companies. HomeBanc Corp. has not directly serviced mortgage loans in the past. HBMC, the servicer’s primary operating subsidiary, will act as the subservicer for the servicer. The subservicer has been servicing mortgage loans on a life-of-loan basis only since December 2003. HBMC historically has only serviced, for brief periods of generally not more than three months, the mortgage loans it has originated. Prior to December 2003, HBMC routinely transferred the servicing responsibilities for mortgage loans of the type included in the pool, to third-party servicers, shortly after HBMC originated the mortgage loans. The subservicer has only been a separate entity since May 2000, following the management-led buyout of the Atlanta-based mortgage division of First Tennessee Bank that operated under the name “HomeBanc Mortgage.” This limited servicing and operating experience could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were serviced by a more experienced servicer or a servicer which had started its servicing business through the acquisition of an existing servicing platform with experienced personnel. If substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriter[s] [is] [are] not required to assist in resales of the certificates, although [it] [they] may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

[The Series [    ] [Mortgage-] [Asset-] Backed Certificates (the “Certificates”) will consist of the following Classes:

●

the Class [    ] Certificates (the “Senior Certificates”);

●

the Class [    ] Certificates (the “Subordinate Certificates”); and

●

the Class R Certificate (the “Residual Certificate”).

The Senior Certificates and the Class [    ] Certificates are sometimes referred to herein as the “Offered Certificates.”  Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

●

the Mortgage Loans;

●

deposits in the Certificate Account made in respect of the Mortgage Loans;

●

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

●

any applicable insurance policies and all proceeds thereof.

Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Amount”).  The REMIC Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Amount of the Certificates may be increased or decreased by up to 10% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [           ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement.”

Book-Entry Registration

General

Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations of $[          ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex A hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Book-Entry Certificates:

●

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

●

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

●

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Book-Entry Certificates, see “The Securities—Book-Entry Registration” in the prospectus.

Priority of Distributions

Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Distributions of Interest

Interest on each Class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                      ].  Interest on the Class [   ] Certificates will be calculated on the basis of [   ].  Interest on the Class [   ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

●

The “Certificate Interest Rate” for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

●

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the mortgage rate thereof minus the Servicing Fee Rate (as defined herein).

●

The “Certificate Principal Amount” of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

●

The “Interest Accrual Period” for (1) the Class [   ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [   ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

●

The “Available Funds Cap” [for each Class of Offered Certificates will be equal to  [to be provided as applicable]]

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month’s interest at the mortgage rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on each Class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

The “Class Percentage” for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The “Subordinate Class Percentage” for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Class Principal Amount of all Subordinate Certificates immediately prior to that date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Classes of Certificates immediately prior to that date. The “Subordinate Percentage” for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

[The “Senior Prepayment Percentage” for any Distribution Date will be [To be provided as applicable]]

[The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

[The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to the sum of:

[To be provided as applicable]

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date;

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

●

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

●

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

●

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

●

all amounts due or reimbursable to the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the  form of [described as applicable]:

●

[an irrevocable letter of credit];

●

[the subordination of the Subordinate Certificates to the Senior Certificates];

●

[allocation of losses];

●

[reserve funds];

●

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

●

[a surety bond or financial guaranty insurance policy];

●

[the use of cross-support features]; and

●

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

[Allocation of Realized Losses

On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Principal Amounts of the Class [           ] and Class [           ] Certificates, in that order, until the Class Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Principal Amounts.

The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding also will be reduced by the amount, if any, by which the aggregate Class Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”).

●

“Bankruptcy Losses” are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a “Debt Service Reduction”). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Principal Amounts of any Classes of Certificates.

●

“Special Hazard Losses” are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

●

“Fraud Losses” are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust Fund.

[The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the “Special Hazard Loss Limit,” “Bankruptcy Loss Limit,” and “Fraud Loss Limit,” respectively (“Excess Losses”), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Principal Amounts. The “Special Hazard Loss Limit” will initially be approximately $[   ], the “Bankruptcy Loss Limit” will initially be approximately $[   ], and the “Fraud Loss Limit” will initially be approximately $[   ].]

[The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(1)

the greatest of:

●

[   ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans;

●

[          ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance; and

●

the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area; and

(2)

the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

[The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the “Bankruptcy Coverage Termination Date.”]

[The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”) over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Class Principal Amount of the Offered Certificates to zero not later than [           ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan.

The Trustee

[          ] will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee equal to [   ] payable by the [Master] Servicer [and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders.] The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [          ], [           ], Attention: [           ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

The Mortgage Loans were originated pursuant to loan agreements and disclosure statements, or credit line agreements, and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on Mortgaged Properties. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. [All of the Mortgaged Properties are owner occupied.]

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  Any difference between the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance as of the Closing Date will not exceed 10%.  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The original pool balance as of ____ (the “Cut-Off Date”) is $___________, which is equal to the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, no Mortgage Loan was more than 89 days delinquent. Each Mortgage Loan had a loan rate of at least ____% per annum. The average Cut-Off Date principal balance was $_______, the minimum Cut-Off Date principal balance was zero, the maximum Cut-Off Date principal balance was $_________. The minimum loan rate and the maximum loan rate on the Cut-Off Date were ____% and ____% per annum, respectively, and the weighted average loan rate on the Cut-Off Date was ____% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the Cut-Off Date principal balance of a Mortgage Loan by the credit limit specified in the credit line agreement. The weighted average combined loan-to-value ratio of the Mortgage Loans was ____% as of the Cut-Off Date.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex B to this prospectus supplement.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Certificates.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Trustee on behalf of the Trust Fund pursuant to the Pooling and Servicing Agreement free and clear of any liens other than the related first mortgage loan, if any.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Certificates (a “Certificateholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

 [Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  [None of the Mortgage Loans are subject to any temporary buy-down plans.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[          ] but not more than $[          ], with an average principal balance at origination of approximately $[          ].  Approximately [    ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [    ] months as of the Cut-off Date.   Approximately [    ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [    ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[          ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[          ] but not more than $[          ], with an average principal balance at origination of approximately $[          ].  Approximately [    ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [    ] months as of the Cut-off Date.   Approximately [    ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [    ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have mortgage rates that generally adjust [monthly] [quarterly] [semi-annually] [annually] in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans have Original Combined Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [    ]% are not covered by primary mortgage insurance policies.  [          ] will acquire on behalf of the Trust Fund [a pool insurance policy] with respect to approximately [    ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 80% that are not covered by an existing primary mortgage insurance policy (representing approximately [    ]% of the Mortgage Loans).

[insert description of any applicable pool insurer]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Certificates.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Underwriting Guidelines

[Insert underwriting guidelines for the Mortgage Loans.  Insert information regarding home equity lending programs.]

Servicing of the Mortgage Loans

The Servicer[s]

[All of the Mortgage Loans will be initially serviced by HomeBanc Corp.]

[Approximately [    ]% and [    ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.]

[HomeBanc owns 100% of the outstanding stock of HomeBanc Mortgage Corporation or HBMC, a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or “REIT,” and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its

Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operations that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable-rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced mortgage loans that are the subject of securitized transactions for up to 30 days after the mortgage loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 20 associates, including three managers, each of whom has approximately 20 years of mortgage servicing experience.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000. HBMC’s internet website is located at www.homebanc.com. We are not incorporating the information from this website into this prospectus supplement, and the HBMC website and the information appearing on its website are not a part of this prospectus supplement.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC”, which will be available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[Insert description of Servicer[s] other than HomeBanc Corp. if applicable.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable]

[The following table sets forth the delinquency and foreclosure experience of the One-Month LIBOR and Six-Month LIBOR adjustable-rate residential mortgage loans originated by and serviced by HBMC, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. In addition, as the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous two calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the Mortgage Loans to be expected over an extended period of time. Due to its recent formation and its limited life-of loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[Insert Delinquency and Foreclosure Experience Tables]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date, through a reduction in the amount of its Servicing Fees. See “Description of the Certificates — Distribution of Interest” herein.

[Add additional rights and obligations of Servicer as applicable]

The Pooling and Servicing Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Pooling and Servicing Agreement under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] among the Servicer[s], the Depositor[, the Master Servicer] and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Pooling and Servicing Agreement

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the Mortgage Loans to the Trust Fund, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Payment, and the maturity date.

With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for HomeBanc Home Equity Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office), an assignment of the mortgage in recordable form and the related credit line agreement.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller, certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the prospectus under the heading “The Trusts and Trust Assets — Assignment of Primary Assets — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust Fund for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust Fund (or the breaching Mortgage Loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Servicing Compensation and Payment of Expenses

The [Master] Servicer will retain as compensation investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account..  The [Master] Servicer will pay the monthly fees of the Trustee from such investment income.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by the Servicer, not in excess of approximately [   ]% per annum (the “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by the Servicer.

[The Servicer[s] will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.]

The [Master Servicer and the] Servicer[s] will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Servicer[s], the Depositor[, the Master Servicer] and the Trustee, without the consent of the Certificateholders:

●

to cure any ambiguity;

●

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

●

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

●

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Pooling and Servicing Agreement may also be amended by the Servicer[s], the Depositor[, the Master Servicer] and the Trustee with the consent of the holders of not less that 66 2/3% of the Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

●

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

●

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [              ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early termination) and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the mortgage rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [                ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the [related] Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event [the Master Servicer or] the [related] Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The [related] Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the [related] Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the [related] Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by flooding and severe storms such as those recently experienced in several southern states, landslides or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms or landslides (or other cause) occurs after the Closing Date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and flood insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Offered Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Offered Certificates (except as described herein)[, and in particular the Subordinate Certificates,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates [, particularly the Subordinate Certificates,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Offered Certificates will depend on, among other things, the price paid by the Holders of the Offered Certificates and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

As described herein, approximately [    ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [five] [ten] [    ] years, following origination.. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [five], [ten] or [    ] year period. In addition, because no principal is due on such loans for their initial [five], [ten] or [    ] year period, the Certificate Principal Amounts of the related Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a [twenty-five], [twenty] or [    ] year level payment amortization schedule, principal payments on the related Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The effective yield to Holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Certificateholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Offered Certificates are primarily affected by changes in [index].  Adjustments to the mortgage rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Offered Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.  Although the mortgage rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Offered Certificates are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class [    ] Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Available Distribution Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.

Yield Considerations Related to the Class [    ] Certificates

The yields to investors in the Class [    ] Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [    ] Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [    ] Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [    ] Certificates, the following tables indicate the pre-tax yield to early termination (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [    ] Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Offered Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates, and consequently do not purport to reflect the return on any investment in any of these Offered Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early termination even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the Mortgage Loans) for the Class [    ] Certificates are as set forth below, (2) Current Interest for the Class [    ] Certificates is calculated as described herein, and (3) [        ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [        ].

Pre-Tax Yield* to Optional Call of the Class [    ] Certificates

(Assumed Purchase Price Percentage:  [        ]%)

Percentage of [CPR]

[    ]%

[    ]%

[    ]%

[    ]%

[    ]%

[    ]%

[    ]%

[    ]%

Yield*

*

Corporate bond equivalent basis

The yield of the Class [   ] Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class [    ] Certificates will be more sensitive than the yields of higher-ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [   ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates.  The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Amount of all Classes of Offered Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [        ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no mortgage rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [        ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early termination of the Trust Fund is effected [(except in the case of “Weighted Average Life (in years) with Early Termination”)]; (12) cash distributions are received by the Certificateholders on the [25th] day of each month, commencing in [        ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index

Rate (%)

and (16) the Mortgage Loan consists of [    ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics
Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate(%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)  The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the Servicing Fee Rate.

(2) The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class Principal Amounts of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the initial Class Principal Amount of the Class of Certificates.

Percentage of Initial Class Principal Amount of Class[ ] of Certificates Outstanding at the Following Percentages of [CPR]
	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years) Without Early Redemption

_______________ * Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

General

An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP], assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in the REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to [          ] (the “Underwriter[s]”), and the Underwriter[s] has [have] agreed to purchase [     ] amount of Offered Certificates.

The Depositor has been advised by the Underwriter[s] that [it proposes] [they propose] initially to offer the Offered Certificates to the public at the price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter[s] may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter[s] will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter[s] may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter[s], for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class

[Moody’s/S&P/Fitch Ratings]

[      ]

[[   ]/ [   ]/ [   ]]

[      ]

[[   ]/ [   ]/ [   ]]

[etc., as applicable]

[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Home Equity Trust [          ] [Mortgage-] [Asset-] Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

●

is signed by the holder under penalties of perjury,

●

certifies that such owner is not a United States person, and

●

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

●

is signed under penalties of perjury by an authorized representative of the financial institution,

●

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

●

provides the name and address of the holder, and

●

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

●

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

●

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

●

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Mortgage Loan Characteristics

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [           ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

1.

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%
2. As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[ ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

3.

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

4.

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [    ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%
5. As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [ ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [    ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [    ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [    ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [    ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 - 459
460 - 479
[etc.]
TOTAL			$100.00%
_________________ * Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [    ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
[etc.][(1)]
TOTAL			$100.00%
(1) Includes undeveloped land, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Indices of the Adjustable Rate Mortgage Loans

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBORe
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Net Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 - 6		$	%
7 - 12
13 - 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.7509
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

$[            ]

(Approximate)

HOMEBANC HOME EQUITY TRUST

[            ]

[Mortgage-] [Asset-]Backed Certificates

[                  ]

[Master Servicer]

[HOMEBANC CORP.]

Servicer

_______________

Preliminary Prospectus Supplement

_______________

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

HOMEBANC HOME EQUITY TRUST [              ]

[Mortgage-] [Asset-] Backed Notes

[                     ],

[Master Servicer]

[HOMEBANC CORP.],

Servicer

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index of Defined Terms beginning on page S-[   ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:
Class	Class Principal Amount (1)	Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

_____________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of notes will be [to be described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.  [Insert description of any certificates to be offered.]

[Describe assets of trust.]

[Describe underwriting arrangements.]

The closing date for the offering of the notes is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The notes offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these notes will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered notes and the amount they receive from the sale of the offered notes to the public.]

[Underwriter[s]]

The date of this prospectus supplement is _______________, 2005

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Summary of Terms

●

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

●

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

●

Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originator[s]

The mortgage loans were originated by [         ].

Seller

[HomeBanc Corp.] will sell the loans to the depositor.

Issuer

HomeBanc Home Equity Trust [      ].

Depositor

HMB Acceptance Corp., a Delaware corporation, will sell the mortgage loans to the Issuer.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[HomeBanc Corp.] [            ]

[Subservicer]

[HomeBanc Mortgage Corporation or HBMC]

The Offered Notes

HomeBanc Home Equity Trust [   ] is offering the Class [      ] and Class [      ] [Mortgage-] [Asset-]Backed Notes as part of series [      ].  Each class of notes will be issued in book-entry form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of non-conforming [adjustable][fixed] rate home equity revolving credit line loans and certain property relating to such loans.

The notes will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 10%.

Servicing

[HomeBanc Corp.] will service the mortgage loans in the trust pursuant to a transfer and servicing agreement among the depositor, the issuer, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Transfer and Servicing Agreement, Indenture and Administration Agreement” in this prospectus supplement.

[HomeBanc Mortgage Corporation will act as subservicer of the mortgage loans.]

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th]day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of notes relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds actually received on the loans that are available to make payments on each class of notes, (2) the amount of interest received on the loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

See “Description of the Notes — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [          ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

The payment structure includes [forms of credit enhancement to be described as applicable].  [The notes will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate.  In addition, notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the mortgage loans is expected to exceed the total principal amount of the notes by approximately $[          ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the mortgage loans in each pool is expected to exceed the total principal amount of the notes’ component parts that relate to each pool of mortgage loans in approximately the same proportion.

Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the notes’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal amount of those component parts in order to reduce the total principal amount of the notes to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the notes’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include will consist of [__ pools of] home equity revolving credit line mortgage loans made or to be made in the future under home equity revolving credit line loan agreements, with a total principal balance of approximately $[    ], together with any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit from time to time, subject to the borrower’s credit limit. The draws are funded by the [servicer] [seller] [depositor].  Any difference between the total principal balance of the mortgage loans as of the cut-off date and the total principal balance as of the closing date will not exceed 10%. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by the indenture trustee.  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[Optional Termination

[               ] will have the option to purchase all the mortgage loans and the other assets of the trust on any payment date when the total principal balance of the mortgage loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [       ] may purchase the mortgage loans.

If the mortgage loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes’ component parts that relate to that pool) and principal equal to the outstanding principal amount of those component parts.

See “Description of the Notes — [          ]” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.]

Tax Status

[Tax status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Cash Flow Limited in Early Years of Mortgage Loans

During the first [ ]-year draw down period under the credit line agreements, borrowers are not required to make monthly payments of principal. As a result, collections on the mortgage loans may vary. With respect to some of the mortgage loans, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment mortgage loans since no payment of principal of the mortgage loans generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the mortgage loans.

Potential Inadequacy of Credit Enhancement

[The notes are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that noteholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

●

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid mortgage loans and the characteristics of the prepaid mortgage loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the class [   ] notes to the class [   ] notes provides a form of credit enhancement for the class [   ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] notes will not, and holders of class [   ] notes may not, recover their entire initial investment in the notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

•

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

●

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Mortgage Loans with Interest-Only Payments

Approximately [   ]% of the mortgage loans to be included in the trust fund provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three, five or ten years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three, five or ten years of the term of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement.

[The Servicer and the Subservicer Have Limited Experience Servicing Mortgage Loans]

 [The servicer was formed in March 2004 in contemplation of a corporate reorganization by HBMC and its parent companies. HomeBanc Corp. has not directly serviced mortgage loans in the past. HBMC, the servicer’s primary operating subsidiary, will act as the subservicer for the servicer. The subservicer has been servicing mortgage loans on a life-of-loan basis only since December 2003. HBMC historically has only serviced, for brief periods of generally not more than three months, the mortgage loans it has originated. Prior to December 2003, HBMC routinely transferred the servicing responsibilities for mortgage loans of the type included in the pool, to third-party servicers, shortly after HBMC originated the mortgage loans. The subservicer has only been a separate entity since May 2000, following the management-led buyout of the Atlanta-based mortgage division of First Tennessee Bank that operated under the name “HomeBanc Mortgage.” This limited servicing and operating experience could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were serviced by a more experienced servicer or a servicer which had started its servicing business through the acquisition of an existing servicing platform with experienced personnel. If substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses. As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the servicer included in this prospectus supplement under “The Servicer” may not be reflective of the future delinquency and loss experience to be expected of the servicer.]

Limited Ability to Resell Notes

The notes will not be listed on any securities exchange.  The Underwriter[s] [is] [are] not required to assist in resales of the notes, although [it] [they] may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

HomeBanc Home Equity Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory trust] [common law trust] formed under the laws of [           ] pursuant to a trust agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between HMB Acceptance Corp., as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), to execute the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Primary Assets (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Primary Assets from the Depositor pursuant to a transfer and servicing agreement (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, [HomeBanc Corp.] (the “Servicer”), the Depositor, the Master Servicer, [          ] as indenture trustee (the “Indenture Trustee”) and [        ], as custodian (the “Custodian”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] and its principal offices are located at [                               ].  The Owner Trustee will receive a fee [equal to [        ] per annum, payable monthly], as specified in the Trust Agreement.  The compensation of the Owner Trustee will be paid by [                                       ].

[The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined herein), the “Securityholders”) will be entitled to receive [to be described as applicable].]

Description of the Notes

General

The Trust will issue the Class [   ] Notes and the Class [   ] Notes (together, the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  [Insert description of any certificates to be offered.]  The Notes and the Residual Certificate are referred to herein as the “Securities.”  Only the Notes are offered hereby.  The Notes will be secured by the assets of the Trust (as described below) pursuant to the Indenture.

The assets of the Trust will generally consist of:

●

the Mortgage Loans;

●

deposits in the Note Account made in respect of the Mortgage Loans;

●

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

●

any applicable insurance policies and all proceeds thereof.

Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Amount”).  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Amount of the Notes may be increased or decreased by up to 10% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans” herein.

Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [             ] (each, a “Payment Date”), to Noteholders of record on the immediately preceding Record Date.  The “Record Date” for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or  [   ]] are closed.

Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the corporate trust office of the Indenture Trustee.  See “The Transfer and Servicing Agreement, Indenture and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Notes (the “Book-Entry Notes”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Notes will be issued in fully registered, certificated form in minimum denominations of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Note”), except as set forth below under “Definitive Notes” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Notes are issued for the Book-Entry Notes:

●

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture;

●

Beneficial Owners of the Notes offered hereby will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

●

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Notes—Book -Entry Registration,” the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

For additional information regarding DTC and the Book-Entry Notes, see “The Securities—Book-Entry Registration” in the prospectus.

Priority of Payments

Payments will be made on each Payment Date from the Interest Remittance Amount and the Principal Payment Amount (each as defined herein) in the following order of priority:

[To be provided as applicable]

Payments of Interest

The amount of interest paid on each Payment Date for each Class of Notes will equal the sum of Current Interest and any Carryforward Interest (each as defined herein) for each Class of Notes, to the extent of the Interest Remittance Amount for the relevant Payment Date.  Interest will accrue on the Notes on the basis of [        ] and the [       ] days elapsed in each Accrual Period.  The “Accrual Period” applicable to the Notes for each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

The “Interest Rate” for each Class of Notes will be the applicable per annum rate described or stated on the front cover page hereof.  The Interest Rate applicable to each Class of Notes will be subject to reduction by application of the Available Funds Cap (as defined herein), which is the maximum rate of interest for any Class of Notes for any Payment Date.

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage rate thereof minus the Servicing Fee Rate (as defined herein).

The “Interest Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all interest collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period minus (x) the Servicing Fee with respect to such Mortgage Loans and (y) other amounts due to the Master Servicer, the Trustee or the Servicers with respect to the Mortgage Loans, to the extent allocable to interest, and previously unreimbursed Servicing Advances, (2) all prepayment Interest Shortfalls (as defined herein) paid by the Servicer[s] with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of the purchase price allocable to interest of each Mortgage Loan  that was purchased from the Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest.]

The “Available Funds Cap,” expressed as a percentage, will equal [to be described as applicable].

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month’s interest at the mortgage rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Notes, pro rata in proportion to Accrued Note Interest thereon for the related Payment Date.

[additional description, including description of any applicable interest rate index or rate protection agreement, to be provided as applicable]

Payments of Principal

Payments of principal on each Class of Notes will be made on each Payment Date in an aggregate amount equal to the Principal Payment Amount (as defined herein) for the applicable Payment Date.

The “Due Period” related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs.  For each Payment Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date.  The “Prepayment Period” is the calendar month preceding the month in which the related Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date will be equal to [the sum of (1) the Principal Remittance Amount (as defined below) minus the Overcollateralization Release Amount (as defined below) and (2) the Extra Principal Payment Amount (as defined below), if any, all with respect to the relevant Payment Date.]

The “Principal Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all principal collected or otherwise remitted in respect of monthly payments on the loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each loan that was purchased from the Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal.]

The “Extra Principal Payment Amount” with respect to any Payment Date will be equal to the lesser of (1) excess interest for the Payment Date and (2) the Overcollateralization Deficiency (as defined below) for that date.

The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the aggregate balance of the loans exceeds (y) the aggregate class principal amount of the Notes after giving effect to payments on that Payment Date.

The “Overcollateralization Deficiency” with respect to any Payment Date (other than the first Payment Date) will be equal to [describe as applicable].

The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to [describe as applicable].

[On each Payment Date, the Principal Payment Amount will be distributed to the Notes, concurrently, in proportion to the principal amounts thereof.]

Allocation of Losses

[describe priority of loss allocations as applicable]

Maturity Date

The maturity date of the Notes is the Payment Date in [          ], but the actual final payment of any Class of Notes may be earlier, and could be significantly earlier, than this Payment Date.  If necessary to pay the Notes in full on their Maturity Date, the assets of the Issuer will be sold as provided in the Transfer and Servicing Agreement.

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

●

[an irrevocable letter of credit];

●

[the subordination of the Class [   ] Notes (the “Subordinate Notes”) to the Class [   ] Notes (the “Senior Notes”)];

●

[reserve funds];

●

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

●

[a surety bond or financial guaranty insurance policy];

●

[the use of cross-support features]; and

●

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Interest Remittance Amount or Principal Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust remaining after each Class of Notes has been paid in full.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

Description of the Mortgage Loans

The Mortgage Loans were originated pursuant to loan agreements and disclosure statements, or credit line agreements, and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on Mortgaged Properties. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. [All of the Mortgaged Properties are owner occupied.]

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  Any difference between the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance as of the Closing Date will not exceed 10%.  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Notes.

The original pool balance as of ____ (the “Cut-Off Date”) is $___________, which is equal to the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, no Mortgage Loan was more than 89 days delinquent. Each Mortgage Loan had a loan rate of at least ____% per annum. The average Cut-Off Date principal balance was $_______, the minimum Cut-Off Date principal balance was zero, the maximum Cut-Off Date principal balance was $_________. The minimum loan rate and the maximum loan rate on the Cut-Off Date were ____% and ____% per annum, respectively, and the weighted average loan rate on the Cut-Off Date was ____% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the Cut-Off Date principal balance of a Mortgage Loan by the credit limit specified in the credit line agreement. The weighted average combined loan-to-value ratio of the Mortgage Loans was ____% as of the Cut-Off Date.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex B of this prospectus supplement.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Transfer and Servicing Agreement free and clear of any liens other than the related first mortgage loan, if any.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  [None of the Mortgage Loans are subject to any temporary buy-down plans.]

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.    Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have mortgage rates that generally adjust [monthly] [quarterly] [semi-annually] [annually] in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Combined Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [a pool insurance policy] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 80% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Underwriting Guidelines

[Insert underwriting guidelines for the Mortgage Loans.  Insert information regarding home equity lending programs.]

Servicing of the Mortgage Loans

The Servicer[s]

[All of the Mortgage Loans will be initially serviced by HomeBanc Corp.]

[Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.]

[HomeBanc owns 100% of the outstanding stock of HomeBanc Mortgage Corporation or HBMC, a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc has elected to be taxed as a real estate investment trust, or “REIT,” and will be self-managed and self-advised. HBMC will be a taxable REIT subsidiary that will continue to focus its origination activities primarily on prime one-to-four family purchase money residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operations that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 20%, from $4.1 billion in 2001 to $5.9 billion in 2003.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

HBMC will act as subservicer for HomeBanc Corp. Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold. Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable-rate mortgage loans and a limited number of Fannie Mae mortgage loans. In addition, since 2001 HBMC generally has serviced mortgage loans that are the subject of securitized transactions for up to 30 days after the mortgage loans are securitized. HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software. In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software. Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team has 20 associates, including three managers, each of whom has approximately 20 years of mortgage servicing experience.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000. HBMC’s internet website is located at www.homebanc.com. We are not incorporating the information from this website into this prospectus supplement, and the HBMC website and the information appearing on its website are not a part of this prospectus supplement.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC”, which will be available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[Insert description of Servicer[s] other than HomeBanc Corp. if applicable.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable]

[The following table sets forth the delinquency and foreclosure experience of the One-Month LIBOR and Six-Month LIBOR adjustable-rate residential mortgage loans originated by and serviced by HBMC, as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. In addition, as the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous two calendar quarters, such data may not reflective of the delinquency and foreclosure experience of the Mortgage Loans to be expected over an extended period of time. Due to its recent formation and its limited life-of loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[Insert Delinquency and Foreclosure Experience Tables]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date, through a reduction in the amount of its Servicing Fees. See “Description of the Notes — Payment of Interest” herein.

 [Add additional rights and obligations of Servicer as applicable]

The Transfer and Servicing Agreement, Indenture and Administration Agreement

General

The following summary describes certain terms of the Transfer and Servicing Agreement, the Indenture and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the Mortgage Loans to the Depositor and, pursuant to the Transfer and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trust will pledge the mortgage loans to the Indenture Trustee to secure the Notes and will cause the Securities to be delivered to the Depositor.  Under the Transfer and Servicing Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Payment and the maturity date.

With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian) the Mortgage Note endorsed to the order of the Indenture Trustee, as trustee for HomeBanc Home Equity Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office), an assignment of the mortgage in recordable form and the related credit line agreement.  Except as described above, assignments of the mortgages to the Indenture Trustee (or its custodian) will be recorded in the appropriate public office for real property records.

Where necessary to protect the interest of the Indenture Trustee in the Mortgage Loans, the assignments to the Indenture Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the prospectus under the heading “The Trusts and Trust Assets — Assignment of Primary Assets — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders.  Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

Redemption

The Notes are subject to redemption under the circumstances described under “Description of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Servicing Compensation and Payment of Expenses

The [Master] Servicer will retain as compensation investment income on funds in the Collection Account prior to deposit into the Note Account..  The [Master] Servicer will pay the monthly fees of the Indenture Trustee, the Administrator, and the Owner Trustee from such investment income.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by the Servicer, not in excess of approximately [   ]% per annum (the “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by the Servicer.

[The Servicer[s] will also be entitled to receive, to the extent provided in the Transfer and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.]

The [Master Servicer and the] Servicer[s] will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

The Indenture Trustee

Pursuant to the Indenture, [                      ], a [                ], will be appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture.  The Indenture Trustee will receive a fee equal to [   ] per annum, [payable monthly by the [Master] Servicer], as specified in the Transfer and Servicing Agreement.

The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee.  The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as indenture trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

The offices of the Indenture Trustee are located at [                                   ].

Administration

[                   ], will act as administrator under the Administration Agreement among the Issuer, the Administrator and the Seller (the “Administration Agreement”).  The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the Securityholders:

●

to cure any ambiguity;

●

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

●

to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Securityholder; or

●

to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 66-2/3% of the Class Principal Amount of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

●

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

●

reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

In addition to the purposes described above, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements.  Requests should be addressed to HomeBanc Home Equity Trust [          ], [         ].

Voting Rights

[   ]% of all voting rights under the Transfer and Servicing Agreement will be allocated among all Holders of the [          ] Notes, in proportion to their then outstanding Class Principal Amounts; [[   ]% of all voting rights will be allocated among the Holders of the Class [   ] Certificates;] and [   ]% of all voting rights will be allocated to the Holders of the Residual Interest Certificates.  [The Class [   ] Notes will have no voting rights.]

Early Redemption

On the first Payment Date on or after the date on which the aggregate Class Principal Amount of the Notes is less than [   ]% of the initial Class Principal Amount, the Indenture Trustee (or an agent thereof) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust.  The Indenture Trustee will not sell the assets of the Trust unless it has received at least three bids and at least one of these bids is for not less than a minimum bid price.  This process will be repeated every three months until the specified minimum bid price is received.  The Indenture Trustee will be reimbursed for the costs of the early redemption sale before proceeds are paid to Noteholders.

The Majority Holder of the Residual Interest Certificates and the [Master] Servicer, as provided in the Transfer and Servicing Agreement, will have the option, on or after the Optional Call Date, if the property in the Trust has not been sold as described above, to purchase all remaining mortgage loans and other assets in the Trust, at a price to be determined by the Agreements.  The proceeds of such a distribution may not be sufficient to pay the full amount due to each Class of Notes.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Securities will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the mortgage rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Indenture Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Notes.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Notes.

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the [related] Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the [Master Servicer or] the [related] Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the [related] Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Notes and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by flooding and severe storms such as those recently experienced in several southern states, landslides, or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms or  landslides or (or other cause) occurs after the Closing Date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and flood insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Notes.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Notes (except as described herein)[, and in particular the Subordinate Notes,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Notes[, particularly the Subordinate Notes,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Notes will depend on, among other things, the price paid by the Holders of the Notes and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

 As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [five] [ten] [    ] years, following origination.. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [five], [ten] or [    ] year period. In addition, because no principal is due on such loans for their initial [five], [ten] or [    ] year period, the Note Principal Amounts of the related Notes will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a [twenty-five], [twenty] or [     ] year level payment amortization schedule, principal payments on the related Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

The effective yield to Holders of the Class [   ] Notes will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Notes are primarily affected by changes in [index].  Adjustments to the mortgage rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Notes may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.  Although the mortgage rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Notes are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the assets of the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Notes, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Payment Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Notes may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.

Yield Considerations Related to the Class [   ] Notes

The yields to investors in the Class [   ] Notes will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Notes should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Notes to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Notes, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Notes, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Notes and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Notes, and consequently do not purport to reflect the return on any investment in any of these Notes when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the Mortgage Loans) for the Class [   ] Notes are as set forth below, (2) Current Interest for the Class [   ] Notes is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Notes
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Notes will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Notes

The yield on each Class of Subordinate Notes, and particularly on those Classes of Subordinate Notes having lower payment priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization or by any Class of Subordinate Notes having lower payment priorities.  Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Notes may be adversely affected by losses even if the Class does not ultimately bear such a loss.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Amount of all Classes of Notes Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no mortgage rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Notes is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) there is no Owner Trustee Fee; (14) no Mortgage Loan provides for monthly payments of interest only for a period of time; (15) no Mortgage Loan provides for deferred interest or negative amortization; (16) the value of each index remains constant at the per annum rates indicated below:

Index

Rate (%)

and (17) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate Less the Servicing Fee Rate.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Notes is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the initial Class Principal Amount of the Class of Notes.

Percentage of Initial Class Principal Amount of all Classes of

LIBOR Notes Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

[In the opinion of McKee Nelson LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable Mortgage Loan.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes [and Certificates] (the “Underwriting Agreement”), the Depositor has agreed to cause the Trust to sell to [          ] (the “Underwriter[s]”), and the Underwriter[s] [has] [have] agreed to purchase [     ] amount of [     ] Notes.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Notes offered hereby if any of the [     ] Notes are purchased.  The Depositor has been advised by the Underwriter[s] that [it proposes] [they propose] initially to offer the [     ] Notes to the public at the price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Note.  The Underwriter[s] may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Note to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Notes by the Underwriter[s] will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter[s] may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriter[s], for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Notes that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms	Page

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Home Equity Trust [Mortgage-] [Asset-] Backed Notes (the “Global Notes”) will be available only in book-entry form.  Investors in the Global Notes may hold the Global Notes through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes.  After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Indenture Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

●

is signed by the holder under penalties of perjury,

●

certifies that such owner is not a United States person, and

●

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

●

is signed under penalties of perjury by an authorized representative of the financial institution,

●

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

●

provides the name and address of the holder, and

●

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding Global Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

●

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

●

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

●

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Mortgage Loan Characteristics

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
[etc.][(1)]
TOTAL			$100.00%

__________________

(1)

Includes undeveloped land, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance

No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the

Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

$[                ]

(Approximate)

HOMEBANC HOME EQUITY TRUST [          ]

[Mortgage-] [Asset-] Backed Notes

[                               ]

[Master Servicer]

[HOMEBANC CORP.]

Servicer

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$126.70
Trustee's Fees and Expenses (including counsel fees)*	**
Printing and Engraving Costs*	**
Rating Agency Fees* Legal Fees and Expenses*	** **
Blue Sky Fees and Expenses*	**
Accounting Fees and Expenses*	**
Miscellaneous*	**
Total	$126.70
__________ * Estimated in accordance with Item 511 of Regulation S-K.
** To be filed by Amendment.

Item 15. Indemnification of Directors and Officers.

The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.  Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1

Form of Underwriting Agreement

3.1.1

Certificate of Incorporation of HMB Acceptance Corp.

3.1.2

Bylaws of HMB Acceptance Corp.

4.1

Form of Indenture

4.2

Form of Transfer and Servicing Agreement

4.3

Form of Pooling and Servicing Agreement

4.4

Form of Trust Agreement

5.1

Opinion of McKee Nelson LLP as to securities offered

8.1

Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)

10.1

Form of Mortgage Loan Purchase Agreement

10.2

Form of Administration Agreement

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1

Powers of Attorney of officers and managers of Bayview Financial Securities Company, LLC (included in the signature pages to this Registration Statement)

25.1(1)

Statement of Eligibility and Qualification of Indenture Trustee on Form T-1

(1)

To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

Item 17.  Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia on the 6th day of December, 2004.

HMB ACCEPTANCE CORP.

By:   /S/ Kevin D. Race

Kevin D. Race

President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints Kevin D. Race, J. Michael Barber, James L. Krakau, Charles W. McGuire, R. Stan Kryder and Patrick S. Flood and each of them his true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post effective amendment) that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/S/ Kevin D. Race Kevin D. Race	President, Chief Operating Officer, Chief Financial Officer and Director, HMB Acceptance Corp.	November 30, 2004
/S/ J. Michael Barber J. Michael Barber	Chief Accounting Officer, HMB Acceptance Corp.	November 30, 2004
/S/ James L. Krakau James L. Krakau	Treasurer and Director, HMB Acceptance Corp.	November 30, 2004
/S/ R. Stan Kryder R. Stan Kryder	Director, HMB Acceptance Corp.	November 30, 2004